UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Graco Inc.
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GRACO INC.

88 Eleventh Avenue N.E.

Minneapolis, MN 55413

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The 2015 Annual Meeting of Shareholders of Graco Inc. will be held on April 24, 2015, beginning at 1:00 p.m. Central Time. We are pleased to inform you that this year’s meeting will be our first completely virtual meeting of shareholders. You may attend the meeting and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GGG2015. You will need the 12-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the annual meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure you are logged in when the meeting starts.

At this meeting, shareholders will consider the following matters:

1.	Election of three directors to serve for three-year terms.

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2015.

3.	An advisory, non-binding resolution to approve our executive compensation.

4.	Approval of the Graco Inc. 2015 Stock Incentive Plan.

5.	Transaction of such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 23, 2015, are entitled to vote at this meeting or any adjournment.

We encourage you to join us via the Internet and vote at the meeting. Regardless of whether you plan on joining the meeting, we encourage you to vote by Internet, or by requesting a paper copy and voting by telephone or by returning your proxy card by mail, as described in further detail later in this Proxy Statement.

If you do not vote by Internet, telephone, returning a proxy card or voting your shares online during the meeting, you will lose your right to vote on matters that are important to you as a shareholder. Accordingly, please vote your shares in one of the methods identified above. Instructions on how to vote while participating in the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GGG2015.

Sincerely,

Patrick J. McHale	Karen Park Gallivan
President and Chief Executive Officer	Secretary

March 11, 2015

Minneapolis, Minnesota

Graco Inc. 2015 Proxy Statement

Graco Inc. 2015 Proxy Statement

GENERAL REQUESTS FOR GRACO INC. 2014 ANNUAL REPORT ON FORM 10-K

The Graco Inc. 2014 Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, is available to the public at www.graco.com. A copy may also be obtained free of charge by calling (612) 623-6609 or writing:

Investor Relations

Graco Inc.

P.O. Box 1441

Minneapolis, Minnesota

55440-1441

Graco Inc. 2015 Proxy Statement

GRACO INC.

88 Eleventh Avenue N.E.

Minneapolis, MN 55413

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2015

Your proxy is solicited by the Board of Directors of Graco Inc. in connection with our Annual Meeting of Shareholders to be held on April 24, 2015 and any adjournments of that meeting (the “Meeting”). Throughout this Proxy Statement, we may refer to Graco Inc. as “us,” “we,” “Graco,” “our Company” or “the Company.”

We have provided you with access to our proxy materials on the Internet. We are providing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our shareholders of record and our beneficial owners. All shareholders will have the ability to access the proxy materials free of charge on the website identified in the Notice or request email or paper copies of the proxy materials. The Notice contains instructions on how to access the proxy materials through the Internet or request electronic or paper copies. If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. As the beneficial owner, you have the right to direct the organization holding your shares how to vote the shares.

The costs of the solicitation, including the cost of preparing and mailing the Notice, Notice of Annual Meeting of Shareholders, and this Proxy Statement, will be paid by us. Solicitation will be primarily through Internet availability of this Proxy Statement to all shareholders entitled to vote at the Meeting. Proxies may be solicited by our officers personally, but at no compensation in addition to their regular compensation as officers. We may reimburse brokers, banks and others holding shares in their names for third parties for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Notice will be mailed to shareholders on or about March 11, 2015, and the proxy materials will be available at that time on www.proxyvote.com.

Proxies may be revoked at any time prior to being voted by giving written notice of revocation to our Secretary. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, and as unvoted (although present and entitled to vote) for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, but will not be considered as present and entitled to vote with respect to such matters. The election of directors, the advisory vote on our executive compensation and the approval of the Graco Inc. 2015 Stock Incentive Plan will be considered proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on these matters, your broker or other nominee may not be able to vote your shares in these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

The vote required for the election of directors in an uncontested election is a majority of votes cast, where the number of votes cast “for” a nominee exceeds the number of votes cast “against” a nominee. In a contested election, the vote required for the election of directors is a plurality of votes cast. In the event an incumbent director does not receive a sufficient number of the votes cast for re-election, our Corporate Governance Guidelines require that the director promptly offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the offer. The Board, taking into account the recommendation of the Governance Committee, will decide whether to accept or reject the offer, and will publicly disclose its decision and the rationale behind it within 90 days after the date of the election. The vote required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2015 and the vote to approve the Graco Inc. 2015 Stock Incentive Plan is the greater of a majority of the shares present at the Meeting and entitled to vote, or a majority of the voting power of the minimum number of shares necessary to constitute a quorum. The vote on our executive compensation is advisory and non-binding. However, the Board will consider shareholders to have approved our executive compensation if the number of the votes cast “for” that proposal exceeds the number of votes cast “against” that proposal. An abstention will have no effect on the election of directors or the vote on our executive compensation, but will have the effect of a vote against the ratification of the appointment of Deloitte and Touche LLP and a vote against approval of the Graco Inc. 2015 Stock Incentive Plan.

Graco Inc. 2015 Proxy Statement

Only shareholders of record as of the close of business on February 23, 2015 may vote at the Meeting. As of that date, there were 58,889,076 issued and outstanding common shares of the Company, the only class of securities entitled to vote at the Meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

VOTING METHODS

Registered shareholders may vote by using any one of the following methods:

1.	Vote by Internet.

You may visit www.proxyvote.com to vote your shares on the Internet, 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on April 23, 2015. Have your Notice or proxy card (if you have requested one) in front of you when you access the website, as they include information, including a unique shareholder control number, that is required to access the system.

2.	Vote by Telephone.

You may request a paper proxy card by following the instructions on your Notice for requesting a copy of materials. After you receive your paper proxy card, you may call the toll-free phone number, 1-800-690-6903, listed on your proxy card to vote your shares, 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on April 23, 2015. Have your proxy card or Notice in front of you when calling, as they include information, including a unique shareholder control number, which is required to access the system.

3.	Vote by Mail.

You may request a paper proxy card by following the instructions on your Notice for requesting a copy of materials. After you receive your paper proxy card, you may mark, date, and sign the proxy card, and return it to be received no later than April 23, 2015.

4.	Vote Online During the Meeting.

You may vote online during the Meeting through the link www.virtualshareholdermeeting.com/GGG2015. The 12-digit control number provided on your Notice or proxy card is necessary to access this site.

If you own your shares through a broker, bank, broker-dealer or similar organization, you may vote by the methods made available to you through your broker. Follow the instructions describing the available processes for voting your stock that are provided to you by your broker.

BOARD OF DIRECTORS

On September 5, 2014, one of our directors, William G. Van Dyke, passed away. Mr. Van Dyke was an invaluable member of our Board. He helped shape the Company’s strategic vision, and served with distinction on our Board and numerous other boards in the Twin Cities. He will be deeply missed.

Nominees and Continuing Directors

The following information is given with respect to the three nominees for election at the Meeting and the other five directors whose terms of office will continue after the Meeting, and includes a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each of the nominees and directors should serve as members of the Board. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.

Graco Inc. 2015 Proxy Statement

Nominees for election at the Meeting to terms expiring in 2018:

William J. Carroll

Mr. Carroll, 70, was Chief Executive Officer of Limo-Reid, Inc. d/b/a NRG Dynamix, a power train designer and manufacturer, from March 2009 until June 2011. From May 2006 until March 2009, he was a principal of Highland Jebco LLC, which provides advisory and consulting services to the automotive parts industry. He was the Director of Economic and Community Development for the city of Toledo, Ohio from September 2004 until January 2006. From September 2003 to March 2004, Mr. Carroll was President and Chief Operating Officer of Dana Corporation. Dana Corporation engineers, manufactures and distributes components and systems for vehicular and industrial manufacturers worldwide. From 1997 to March 2004, Mr. Carroll was President – Automotive Systems Group of Dana Corporation. Mr. Carroll has been a director of Graco since June 1999. Mr. Carroll brings to our Board a seasoned perspective and comprehensive breadth of expertise on the automotive industry, a key market served by Graco, as well as considerable skill in financial, accounting and manufacturing oversight. Our Board recognizes this skill through its designation of Mr. Carroll as one of our audit committee financial experts and by his appointment as Chair of the Audit Committee.

Jack W. Eugster

Mr. Eugster, 69, was President and Chief Executive Officer of Musicland Stores Corporation, a retail music and home video company, from 1980 until his retirement in January 2001. He also served as Chairman of Musicland Stores from 1986 until his retirement. Mr. Eugster has been a director of Graco since February 2004, and is also a director of Black Hills Corporation and Life Time Fitness, Inc. From 1993 to November 2012, Mr. Eugster served as a director of Donaldson Company, Inc., and from 2000 until 2007, he was a director of Golf Galaxy, Inc. From 1991 until 2005, Mr. Eugster served as a director of ShopKo Stores, Inc., and was Chairman of the Board from 2001 until 2005. Among other qualifications, Mr. Eugster brings to our Board more than forty years of public company experience, including extensive experience as an executive and as a director. He has extensive knowledge of and expertise in finance and marketing, and is able to devote considerable attention to Company matters. Our Board recognizes this experience and expertise by his appointment as Chair of the Management Organization and Compensation Committee.

R. William Van Sant

Mr. Van Sant, 76, has been a Senior Operating Partner at Tenex Capital Management, L.P., a private equity firm, since December 2013, and a Special Advisor at Yukon Partners II, LLC, a provider of mezzanine financing for middle-market private equity transactions, since July 2014. From September 2012 until December 2013, he was a Senior Advisor at Tenex. He also serves as the Chairman or as a director of several portfolio companies of Tenex. In addition to actively advising private equity funds and their portfolio companies, Mr. Van Sant may from time to time take ownership interests in the funds and portfolio companies he advises. From January 2008 until February 2013, he was an Operating Partner of Stone Arch Capital, LLC, a private equity firm. From August 2006 through December 2007, he was President and Chief Executive Officer of Paladin Brands Holding, Inc., which manufactures attachments for construction equipment. From 2003 until August 2006, Mr. Van Sant was Chairman, and from 2003 until November 2005, Mr. Van Sant was Chairman and Chief Executive Officer, of Paladin Brands, LLC. He was an operating partner with Norwest Equity Partners, a private equity firm, from 2001 through 2006. Mr. Van Sant has been a director of Graco since February 2004 and is also a director of H.B. Fuller Company. Among other qualifications, Mr. Van Sant is an expert in management, finance and manufacturing operations, experience he has acquired over many years as an executive and/or director of various manufacturing companies, including those listed above as well as Nortrax, Inc., Lukens Inc., Blount, Inc., and Cessna Aircraft Company. He also held roles of increasing responsibility over a nearly thirty year career at John Deere Company. Mr. Van Sant’s strong leadership experience and seasoned business valuation skills make him a key contributor to our Board on strategy and growth topics, particularly with respect to mergers and acquisitions. He has been designated by our Board as an audit committee financial expert.

Directors whose terms continue until 2016:

Eric P. Etchart

Mr. Etchart, 58, is Senior Vice President, Business Development of The Manitowoc Company, Inc., a manufacturer of cranes and foodservice equipment. He assumed this role in January 2015. Mr. Etchart served as President of Manitowoc Cranes and Senior Vice President of The Manitowoc Company, Inc. from 2007 until January of 2015. From 2001 to 2007, Mr. Etchart was Executive Vice President, Asia Pacific and President, Zhang Jia Gang Company of the Manitowoc Crane Group, in Shanghai, China. Prior to that, Mr. Etchart held various management positions at Potain S.A., until it was acquired by Manitowoc in 2001, and PPM Cranes S.A. Mr. Etchart has been a director of Graco since December 2010. Among other qualifications, Mr. Etchart brings to our Board over thirty years of global manufacturing experience, as well

Graco Inc. 2015 Proxy Statement

as extensive knowledge of and expertise in finance and marketing. Mr. Etchart, a French-national with over twenty years of experience in management positions outside of the U.S., including positions in China, Singapore, Italy, France and the Middle East, is particularly well-suited to provide an international perspective to the Board as we develop our business in global markets.

J. Kevin Gilligan

Mr. Gilligan, 60, is Chairman and Chief Executive Officer of Capella Education Company, an online education provider. He has served as Chief Executive Officer of Capella Education since March 2009, and as Chairman since February 2010. Mr. Gilligan was President and Chief Executive Officer of United Subcontractors, Inc., a national construction services company, from October 2004 until February 2009. United Subcontractors voluntarily filed for Chapter 11 bankruptcy on March 31, 2009 and emerged from the bankruptcy proceedings on June 30, 2009. Mr. Gilligan was President and Chief Executive Officer, Automation and Control Solutions, Honeywell International, Inc., a diversified technology and manufacturing company, from 2001 until January 2004. Mr. Gilligan has been a director of Graco since February 2001 and is also a director of Capella Education Company. From 2004 until 2009, Mr. Gilligan was a director of ADC Telecommunications, Inc., and served as lead director from 2008 until 2009. Among other qualifications, Mr. Gilligan brings to our Board over twenty-five years of global operational experience as well as comprehensive knowledge of the construction industry, one of the key industries that Graco serves. Mr. Gilligan’s additional public company experience as both an executive and as a director provides additional depth to our Board’s leadership capabilities.

Directors whose terms continue until 2017:

Patrick J. McHale

Mr. McHale, 53, is President and Chief Executive Officer of Graco Inc., a position he has held since June 2007. He served as Vice President and General Manager, Lubrication Equipment Division of Graco from June 2003 until June 2007. He was Vice President, Manufacturing and Distribution Operations from April 2001 until June 2003. He served as Vice President, Contractor Equipment Division from February 2000 to March 2001. Prior to becoming Vice President, Lubrication Equipment Division in September 1999, he held various manufacturing management positions in Minneapolis, Minnesota; Plymouth, Michigan; and Sioux Falls, South Dakota. Mr. McHale joined the Company in December 1989 and has been a director since June 2007. Mr. McHale has over twenty-five years of progressive experience in various manufacturing, sales and marketing roles while at Graco. He has extensive manufacturing experience and in-depth knowledge of financial and managerial accounting practices at Graco.

Lee R. Mitau

Mr. Mitau, 66, was Executive Vice President and General Counsel of U.S. Bancorp, the fifth-largest commercial bank in the United States by assets, from 1995 until his retirement in March 2013. Mr. Mitau has been a director of Graco since May 1990. He served as Chairman of the Board of the Company from May 2002 until April 2006 and has been serving as Chairman of the Board of the Company since June 2007. He also serves as Chairman of the Board of H.B. Fuller Company, a position he has held since 2006. Among other qualifications, Mr. Mitau brings to our Board extensive public company legal and governance expertise developed in his roles as an executive, a director and as the former chair of the corporate and securities practice of a global law firm. In addition, he is an expert in corporate finance and mergers and acquisitions. With over twenty-four years on our Board, Mr. Mitau has developed an in-depth knowledge of our business. His long history with our Company, combined with his leadership and corporate governance skills, makes him particularly well-qualified to be our Chairman and Chair of our Governance Committee.

Martha A. Morfitt

Ms. Morfitt, 57, is President and Chief Executive Officer of River Rock Partners, Inc., a business and cultural transformation consulting firm. She assumed this position in 2008. Ms. Morfitt formerly served as Chief Executive Officer of Airborne, Inc., a manufacturer of dietary supplements, from 2009 through March 2012. Ms. Morfitt left her position at Airborne effective March 30, 2012 as a result of the acquisition of Airborne by Schiff Nutrition Group on March 30, 2012. She also served as President and Chief Executive Officer of CNS, Inc., a manufacturer and marketer of consumer products, from 2001 through March 2007. Ms. Morfitt left her position at CNS effective March 2007 as a result of the acquisition of CNS by GlaxoSmithKline plc in December 2006. Ms. Morfitt has been a director of Graco since October 1995 and is also a director of Life Time Fitness, Inc. and lululemon athletica inc. From 1998 until 2007, she served as a director of CNS; from 2005 until 2006, she served as a director of Intrawest Corporation; and from 2007 until 2010, she served as a director of Solta Medical, Inc. f/k/a Thermage, Inc. Among other qualifications, Ms. Morfitt brings a wealth of global marketing and leadership skills to our Board. Her experience as CEO at River Rock Partners, Airborne and CNS, as well as her experience as a Vice President at Pillsbury Company, allow her to provide our Company with significant

Graco Inc. 2015 Proxy Statement

strategic and product marketing guidance. With nineteen years on our Board, Ms. Morfitt’s considerable knowledge of our business makes her well-suited to provide advice with respect to our strategic plans and marketing programs.

Qualification Standards

Our Company will only consider as candidates for director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. Such candidates must be able to make a significant contribution to the governance of our Company by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other major organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company, and the disciplines represented by incumbent directors. In evaluating candidates for nomination as a director of Graco, the Governance Committee will also consider other criteria, including geographical representation, independence, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission.

Once elected, all directors are subject to the standards set forth in our Corporate Governance Guidelines, which include, among others, the requirement to tender the director’s resignation if his or her employment status significantly changes, and the requirement to resign from the Board effective as of the date of the Annual Meeting of Shareholders next following the director’s 75th birthday unless the director has current, substantial engagement in business activities that require skills relevant to Graco’s business and useful to the Board. In August 2014, Mr. Van Sant reached age 76. At its September 2014 meeting, the Board considered whether Mr. Van Sant had current, substantial engagement in business activities that require skills relevant to our Company’s business and useful to the Board. The Board once again unanimously determined that it would waive the mandated retirement of Mr. Van Sant, which waiver shall be reviewed annually, because Mr. Van Sant’s current and substantial engagement with private equity firms and their portfolio companies requires skills relevant to Graco’s business and useful to the Board.

The Governance Committee is responsible for the identification and recruitment of suitable prospective director candidates and has the sole authority to hire an outside search firm to identify director candidates. The Governance Committee has retained an independent search firm as a resource to assist with future candidate sourcing and succession planning.

Qualifications of Current Directors

All of our directors meet the qualification standards and expectations described above. In addition to possessing a high level of ethics, integrity and values, excellent judgment and a commitment to representing the long-term interests of our shareholders, each of our directors brings a particular set of skills and experience that enable him or her to make a significant contribution to the governance of our Company.

Board Diversity

In considering whether to recommend an individual for election to our Board, the Governance Committee considers diversity of experience, geographical representation, gender and race, in addition to the other qualifications described in the “Qualification Standards” section above. The Committee views diversity expansively and considers, among other things, functional areas of business and financial expertise, educational and professional background, and those competencies that it deems appropriate to develop a cohesive Board such as ethics, integrity, values, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group.

Our Board of Directors and each of its committees engage in an annual self-evaluation process. As part of that process, directors, including our President and Chief Executive Officer, provide feedback on, among other things, whether the Board has the right set of skills, experience and expertise. This evaluation encompasses a consideration of diversity as described above.

Nominee Selection Process

The selection process for director candidates reflects guidelines established from time to time by the Governance Committee. A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit such recommendation in writing, addressed to the Governance Committee in care of the Secretary of the Company at our Company’s corporate headquarters.

To nominate a director, our bylaws provide that timely notice must be received by the Secretary not less than 90 days prior to the anniversary of the date of our Annual Meeting of Shareholders. The nominations must set forth: (i) the name, age, business and

Graco Inc. 2015 Proxy Statement

residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice and any beneficial owner on whose behalf the nomination is made, as they appear in our Company’s stock register; (iii) the number of shares of capital stock of our Company which are beneficially owned by, or any other direct or indirect interest in the capital stock of our Company held by, each such nominee and such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of our Company, if elected. Shareholder nominees will be evaluated in the same manner as nominees from other sources.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that Mr. Carroll, Mr. Etchart, Mr. Eugster, Mr. Gilligan, Mr. Mitau, Ms. Morfitt and Mr. Van Sant are independent directors. The independent directors constitute a majority of the Board, and the only director who is not independent is Mr. McHale, the Company’s President and Chief Executive Officer. In making its determination regarding the independence of the directors, our Board noted that each independent director meets the standards for independence set out in the New York Stock Exchange corporate governance rules, and that there is no material business relationship between our Company and any independent director, including any business entity with which any independent director is affiliated.

In making its determination, our Board reviewed information provided by each of the independent directors and information gathered by our management, and determined that none of the independent directors have any relationship with our Company other than as a director and shareholder.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide for the position of Chairman of the Board of Directors, who may or may not be the same person who serves as our President and Chief Executive Officer. Mr. Mitau has served as our independent Chairman of the Board from May 2002 until April 2006 and again since June 2007. Our Board currently believes that separating the roles of Chairman of the Board and CEO is appropriate for our Company because, in the wake of difficult or volatile economic times such as those experienced during the economic recession of the late 2000’s, it is desirable to have our CEO focused on the management and operation of our business without the additional responsibilities of Chairman. Moreover, Mr. Mitau has significant public company and governance experience. Our Corporate Governance Guidelines set forth several responsibilities of the Chairman of the Board, including setting agendas for board meetings and presiding at executive sessions of non-employee directors.

BOARD OVERSIGHT OF RISK

Our Board of Directors takes an active role in oversight of our Company’s risk by assessing risks inherent in our Company’s decisions and key strategies. The Audit Committee specifically discusses policies with respect to risk assessment and risk management as part of its responsibility to oversee our Company’s compliance with legal and regulatory requirements.

Our Company engages in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by each division, region and functional group during the year. Executive management periodically reviews the divisional, regional and functional risk assessments. These assessments are presented to the Audit Committee each September for approval to ensure completeness, appropriate oversight and review. We believe that the active oversight role played by our Audit Committee, which consists solely of independent directors, provides the appropriate level of independent oversight of risk within our Company.

MEETINGS OF THE BOARD OF DIRECTORS

During 2014, our Board of Directors met five times. Every current director attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he or she served. Our Corporate Governance Guidelines require that each director make all reasonable efforts to attend the Company’s Annual Meeting of Shareholders. In 2014, all of the directors attended the Annual Meeting of Shareholders. Each regularly scheduled meeting of the Board includes an executive session of only non-employee directors. Mr. Mitau, Chairman of the Board, presides at the executive sessions.

Graco Inc. 2015 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Governance Committee, and a Management Organization and Compensation Committee. Membership as of February 23, 2015, the record date, was as follows:

Audit	Governance	Management Organization and Compensation
William J. Carroll, Chair	Lee R. Mitau, Chair	Jack W. Eugster, Chair
Eric P. Etchart	William J. Carroll	Eric P. Etchart
Jack W. Eugster	Martha A. Morfitt	J. Kevin Gilligan
J. Kevin Gilligan	R. William Van Sant	Lee R. Mitau
R. William Van Sant		Martha A. Morfitt

Audit Committee (8 meetings in fiscal year 2014)

The Audit Committee is composed entirely of directors who meet the independence requirements of the Securities Exchange Act of 1934. All of the Audit Committee members are, in the judgment of the Board, financially literate. Our Board has determined that Mr. Carroll and Mr. Van Sant are audit committee financial experts.

The Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of the independent auditor, and the performance of the internal audit function and the independent auditors.

The responsibilities of the Audit Committee are set forth in a written charter. The Audit Committee has reviewed and reassessed the adequacy of its charter and concluded that the charter satisfactorily states the responsibilities of the Audit Committee. The Audit Committee Charter was most recently approved by the Board on February 18, 2011.

Governance Committee (3 meetings in fiscal year 2014)

The Governance Committee has the following functions:

•	Sets criteria for the selection of prospective Board members, identifies and recruits suitable candidates, and presents director nominees to the Board;

•	Periodically evaluates our Company’s shareholder value protections, board structure, and business continuity provisions, and recommends any changes to the Board; and

•	Recommends to the Board requirements for Board membership, including minimum qualifications and retirement policies; the appropriate number of directors; the compensation, benefits and retirement programs for directors; the committee structure, charters, chairs and membership; the number and schedule of Board meetings; a set of Corporate Governance Guidelines; and the appropriate person(s) to hold the positions of Chair of the Board and Chief Executive Officer.

The responsibilities of the Governance Committee are fully set forth in its written charter, which was most recently approved by the Board on February 17, 2006.

Management Organization and Compensation Committee (3 meetings in fiscal year 2014)

The Management Organization and Compensation Committee is composed entirely of directors who meet the independence requirements of the New York Stock Exchange. The Management Organization and Compensation Committee has the following functions:

•	Develops our Company’s philosophy and structure for executive compensation;

•	Determines the compensation of the Chief Executive Officer and approves the compensation of the executive officers;

•	Reviews and discusses with management, and recommends to the Board the inclusion of, the Compensation Discussion and Analysis in our Company’s annual proxy statement;

•	Reviews the performance of the Chief Executive Officer based on individual goals and objectives, and

Graco Inc. 2015 Proxy Statement

communicates to the CEO its assessment of the CEO’s performance on an annual basis;

•	Administers our Company’s stock option and other stock-based compensation plans; and

•	Reviews and makes recommendations on executive management organization and succession plans.

The responsibilities of the Management Organization and Compensation Committee are fully set forth in its written charter, which was most recently approved by the Board on September 20, 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board who served on the Management Organization and Compensation Committee during 2014 has ever been an officer or employee of our Company or any of its subsidiaries.

DIRECTOR COMPENSATION

Non-Employee Director Compensation(1)	Amount
Annual Equity Grant	$115,000(2)
Annual Board Retainer	$50,500
Annual Chair Retainer	$75,000
Board Meeting Fees	$1,500 per in-person meeting/$750 telephonic
Committee Meeting Fees	$1,200 per in-person meeting/$600 telephonic
Annual Committee Chair Retainer:
Audit Committee	$15,000
Compensation Committee	$10,000
Governance Committee	$7,500

(1)	Effective May 1, 2014, except for annual equity grant, which became effective February 13, 2014.

(2)	Approximate economic value of annual equity grant based on Black-Scholes value per share on the date immediately prior to the date of grant.

Effective May 1, 2014, the annual retainer paid to each non-employee director of Graco, except the non-employee Chairman, was increased from $38,000 to $50,500. The non-employee Chairman continues to be paid at the rate of $75,000 per annum. Effective May 1, 2014, the annual retainer for the Chair of the Governance Committee was increased from $5,000 to $7,500, the annual retainer for the Chair of the Management Organization and Compensation Committee was increased from $7,500 to $10,000, and the annual retainer for the Chair of the Audit Committee was increased from $10,000 to $15,000. The non-employee directors receive a meeting fee of $1,500 for each Board meeting attended. The meeting fee for each of our three Committees is $1,200 per meeting. The meeting fee for attendance by telephone at any in-person or telephonic Board or Committee meeting is one-half of the fee for in-person attendance. All retainer and meeting fees are paid in arrears.

A non-employee director may elect to receive shares of our common stock instead of cash for all or part of the director’s annual retainer (including committee chair retainer) and meeting fees. A director may choose to receive the shares currently or defer receipt until the director leaves the Board, at which time the director may receive the shares in a lump sum or installments. Payments, whether in a lump sum or by installments, will be made in shares of common stock, plus cash in lieu of any fractional share. When our Board declares a dividend, the director’s deferred stock account is credited with additional shares of stock in an account held by a trustee in the name of the non-employee director equivalent to the number of shares that could be purchased with the dividends at the current fair market value of the shares.

Non-employee directors receive an annual option grant. In 2014, non-employee directors received an annual option grant of 4,646 shares on the date of the Company’s Annual Meeting of Shareholders. The number of shares granted was based on an estimated Black-Scholes value of $24.75 per share on April 23, 2014, and an economic value of approximately $115,000. Upon first joining the Board, non-employee directors are also eligible to receive an initial option grant with an economic value equal to that of the most recent option grant for non-employee directors. There were no first-time non-employee director appointments in 2014. Options granted to non-employee directors are issued under the Graco Inc. 2010 Stock Incentive Plan and will, if approved by our shareholders, be granted under the Graco Inc. 2015 Stock Incentive Plan going forward. The options are non-statutory, have a 10-year duration and become exercisable in equal installments over four years, beginning with the first anniversary of the date of the grant. The option exercise price is the fair market value of the stock on the date of grant, as defined in the plans. The

Graco Inc. 2015 Proxy Statement

plans define “fair market value” as the last sale price of the stock as reported by the New York Stock Exchange on the date immediately prior to the date of grant.

Our Board’s philosophy is to target retainer and meeting fee compensation at a level approximately comparable to the median of the market, and to target equity compensation in the form of stock options at a level approximately comparable to the 75th percentile of the market, in order to attract and retain capable board members, to encourage above-market Company performance, and to strengthen the link between our director compensation program and the interests of our shareholders in Graco stock performance.

Our Governance Committee requested that the Graco Compensation Department conduct a peer group comparison of director compensation and present such data at its February 2014 meeting. The peer companies selected for the comparison matched the peer group identified for executive compensation on page 21 of the Compensation Discussion and Analysis section of the Proxy Statement for the 2014 Annual Meeting of Shareholders. In reviewing the peer group comparison, the Governance Committee concluded that the current base retainer and the retainers for the Governance Committee Chair, the Management Organization and Compensation Committee Chair, and the Audit Committee Chair fell below the median of the peer group. The Governance Committee also concluded that the current economic value of its equity compensation fell below the 75th percentile of the peer group. As a result, the Board of Directors, upon recommendation of the Governance Committee, determined that, effective May 1, 2014, the annual base retainer for non-employee directors (excluding the Chairman) would increase from $38,000 to the peer group median of $50,500, the Governance Committee Chair annual retainer would increase from $5,000 to the peer group median of $7,500, the Management Organization and Compensation Committee Chair annual retainer would increase from $7,500 to the peer group median of $10,000, and the Audit Committee Chair annual retainer would increase from $10,000 to the peer group median of $15,000. The Board of Directors, upon recommendation of the Governance Committee, also determined that the economic value of the annual option grant for non-employee directors and the initial option grant for non-employee directors first joining the Board would increase from $102,000 to $115,000, which is approximately at the 75th percentile of the peer group.

Our Governance Committee requested that the Graco Compensation Department conduct a peer group comparison of director compensation and present such data at its February 2015 meeting. The peer companies used for the 2015 benchmarking study matched the peer group identified for executive compensation on page 20 of the Compensation Discussion and Analysis section of this Proxy Statement. In reviewing the peer group comparison, the Governance Committee concluded that its current retainer and meeting fee compensation, in the aggregate, is approximately at the median of the peer group, and that its equity compensation, in the aggregate, is approximately at the 75th percentile of the peer group, so no changes were proposed for 2015.

Share ownership guidelines for our directors were adopted effective February 15, 2008. The guidelines require each of our non-employee directors to own a minimum of approximately five times the total value of their annual retainer and meeting fees in Company stock. Shares of common stock directly and beneficially owned, as well as phantom stock shares, are used to calculate each director’s ownership level; stock options are not used. Directors have five years from their initial date of appointment to reach the minimum ownership level. All of our directors who have served for at least five years exceed this ownership requirement.

In February 2001, our Board terminated the retirement benefit for non-employee directors, which provided that, upon cessation of service, a non-employee director who has served for five full years or more will receive payments for five years at a rate equal to the director’s annual retainer in effect on the director’s last day of service on the Board. The annual retainer calculation is set at the rate then in effect for the non-Chairman annual retainer and does not include Committee Chair retainer fees. Such retirement payments will be prorated and made quarterly. Payments will be made in accordance with this retirement benefit to Mr. Mitau and Ms. Morfitt upon their respective retirements. Mr. Van Dyke’s retirement benefit of $252,500 was paid to his estate in one lump sum, which amount was equal to the total amount of the payments that would have been made had he retired on the date of his death and survived to the date of the final payment.

Graco Inc. 2015 Proxy Statement

Director Compensation Table for Fiscal Year Ended December 26, 2014

The following table summarizes the total compensation paid to or earned by our non-employee directors for their service during the fiscal year ended December 26, 2014:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4, 5) ($)	Total ($)
William J. Carroll	58,475	19,492	112,227	—	190,194
Eric P. Etchart	46,625	15,308	112,227	—	174,160
Jack W. Eugster	13,875	59,325	112,227	—	185,427
J. Kevin Gilligan	—	63,433	112,227	—	175,660
Lee R. Mitau	—	95,767	112,227	59,000	266,994
Martha A. Morfitt	—	59,223	112,227	59,000	230,450
William G. Van Dyke	40,908	—	112,227	59,000	212,135
R. William Van Sant	—	64,633	112,227	—	176,860

(1)	Mr. Van Dyke elected to receive all retainer and meeting fees in cash. Mr. Carroll elected to receive 75% of his retainer and meeting fees in cash and 25% in deferred stock. Mr. Etchart elected to receive 75% of his retainer and meeting fees in cash and 25% in shares of stock plus cash in lieu of any fractional share. Mr. Eugster elected to receive 25% of his retainer fees in cash and 75% in deferred stock and 100% of his meeting fees in deferred stock. All other non-employee directors elected to receive all retainer and meeting fees in deferred stock.

(2)	During all or a portion of their service on the Board, Messrs. Carroll, Eugster, Gilligan, Mitau, Van Dyke and Van Sant and Ms. Morfitt elected to defer the receipt of stock. The amounts in the Stock Awards column reflect the sum of the grant date fair values of the stock, whether deferred or direct stock, for each of the four calendar quarters. Grant date fair value is based on the closing price of the stock on the last trading day of the calendar quarter. The Deferred Stock Account balances as of 2014 fiscal year-end are as follows:

Name	Account Balance
Mr. Carroll	15,304 shares
Mr. Eugster	13,558 shares
Mr. Gilligan	21,571 shares
Mr. Mitau	48,947 shares
Ms. Morfitt	28,023 shares
Mr. Van Dyke	0 shares
Mr. Van Sant	16,985 shares

(3)	Each non-employee director received an annual option grant of 4,646 shares on April 25, 2014, the date of the Annual Meeting of Shareholders. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in 2014, computed in accordance with financial accounting principles, which is based on a per share value of $ 24.1557 for options granted on April 25, 2014. Information concerning the assumptions used in accounting for equity awards may be found in Item 8, Financial Statements and Supplementary Data, Note H to the Consolidated Financial Statements in our 2014 Annual Report on Form 10-K. The aggregate number of outstanding option grants at fiscal year-end 2014 are as follows:

Name	Unvested Shares	Exercisable Shares
Mr. Carroll	13,721	34,025
Mr. Etchart	13,721	13,925
Mr. Eugster	13,721	46,225
Mr. Gilligan	13,721	18,225
Mr. Mitau	13,721	42,625
Ms. Morfitt	13,721	29,725
Mr. Van Dyke	0	56,346
Mr. Van Sant	13,721	34,725

(4)

Prior to February 2001, non-employee directors who served five or more full years on the Board were eligible for a retirement benefit when they left the Board. In February 2001, the Board terminated this retirement benefit for those non-employee directors who had not met the five-year service level. Mr. Mitau and Ms. Morfitt, who satisfied the service requirement in 2001, will receive this retirement benefit when they leave the Board. Mr. Van Dyke also satisfied the service requirement in 2001, and his retirement benefit was paid to his estate. The underlying plan provides that, upon retirement, an eligible non-employee director shall receive quarterly payments for five years equal to one-fourth of the

Graco Inc. 2015 Proxy Statement

annual base retainer of the non-Chairman directors in effect immediately prior to the director’s retirement. The plan further provides that if an eligible non-employee director dies before retirement, payment shall be made to the director’s beneficiary (or estate if no beneficiary is designated) in one lump sum in an amount equal to the total amount of the payments that would have been made had he or she retired on the date of his or her death and survived to the date of the final payment.

(5)	The assumptions that were made in calculating the aggregate change in the actuarial present value of the accumulated benefit are as follows:
•	Discount rate: 4.20% as of December 31, 2014.
•	Retirement age: The Plan does not have a specified normal retirement age. Therefore, the values reflect the increase/decrease in present value of the accrued benefit as of December 31, 2014.
•	Form of payment: Five-year certain (payable quarterly).

COMMUNICATIONS WITH THE BOARD

Our Board of Directors welcomes the submission of any comments or concerns from shareholders or other interested parties. These communications will be delivered directly to the Vice President, General Counsel and Secretary. If a communication does not relate in any way to Board matters, he or she will deal with the communication as appropriate. If the communication does relate to any matter of relevance to our Board, he or she will relay the message to the Chairman of the Governance Committee, who will determine whether to relay the communication to the entire Board or to the non-employee directors. The Vice President, General Counsel and Secretary will keep a log of all communications addressed to the Board that he or she receives. If you wish to submit any comments or express any concerns to our Board, you may use one of the following methods:

•	Write to the Board at the following address:
Board of Directors Graco Inc. c/o Karen Park Gallivan, Vice President, General Counsel and Secretary P.O. Box 1441 Minneapolis, Minnesota 55440-1441
•	Email the Board at boardofdirectors@graco.com

CORPORATE GOVERNANCE DOCUMENTS

The charters of the Audit, Governance, and Management Organization and Compensation Committees, as well as our Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct, are available on our website at www.graco.com and may be found by selecting the “Investors” tab and then clicking on “Corporate Governance.”

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements of our Company for the fiscal year ended December 26, 2014 (the “Financial Statements”) with both the Company’s management and its independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. Our management has represented to the Audit Committee that the Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from Deloitte & Touche LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence. The Audit Committee has also received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards. The Audit Committee has considered the effect of non-audit fees on the independence of Deloitte & Touche LLP and has concluded that such non-audit services are compatible with the independence of Deloitte & Touche LLP.

Graco Inc. 2015 Proxy Statement

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the Financial Statements for the fiscal year ended December 26, 2014, be included in the Company’s 2014 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Members of the Audit Committee
Mr. William J. Carroll, Chair
Mr. Eric P. Etchart
Mr. Jack W. Eugster
Mr. J. Kevin Gilligan
Mr. R. William Van Sant

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate audit fees incurred by Graco Inc. and its subsidiaries from our Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Firms”), and the fees paid to the Deloitte Firms for services in the other fee categories during the fiscal years ended December 26, 2014 and December 27, 2013. The Audit Committee has considered the scope and fee arrangements for all services provided by the Deloitte Firms to our Company, taking into account whether the provision of non-audit services is compatible with maintaining the Deloitte Firms’ independence. The Audit Committee pre-approved 100% of the services described below.

	Fiscal Year Ended 12/26/14	Fiscal Year Ended 12/27/13
Audit Fees(1)	$1,615,000	$1,613,000
Audit-Related Fees(2)	—	$40,000
Tax Fees(3)	$437,000	$170,000
Total	$2,052,000	$1,823,000

(1)	Audit Fees include fees for the audits of our annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements and SEC filings, statutory audits and consents.

(2)	Audit-Related Fees include fees and expenses for acquisition due diligence services.

(3)	Tax Fees in 2014 include tax compliance services of $111,000 and tax advice of $326,000. Tax Fees in 2013 include tax compliance services of $49,000 and tax advice of $121,000.

Pre-Approval Policies

The Audit Committee’s policy on approval of services performed by the independent registered public accounting firm is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence.

Graco Inc. 2015 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In 2014, the Company achieved record levels of sales and earnings per share and increased its dividend while continuing to invest in its four core strategies for growth: new product development; new markets; global expansion; and acquisitions. During the year, net sales were $1.221 billion (up 11% from 2013), diluted earnings per share (“EPS”) were $3.65 (up 9% from 2013), and dividends paid per share were $1.10 (up 10% from 2013 - our 15th consecutive annual increase). Total shareholder return during the period was 4%. The Company’s short-term cash incentive plan continued to use net sales and EPS as the sole metrics to reward top and bottom-line performance. The EPS metrics used for 2014 were adjusted to exclude certain unusual items, as described in more detail on page 22, which we refer to as “Adjusted EPS.” The following charts detail the Company’s net sales and Adjusted EPS results against targets and prior year performance.

The Company’s named executive officers (“Named Executive Officers” or “NEOs”) for 2014 were:

Name	Title
Patrick J. McHale	President and Chief Executive Officer
James A. Graner	Chief Financial Officer
Dale D. Johnson	Vice President and General Manager, Contractor Equipment Division
Mark W. Sheahan	Vice President and General Manager, Applied Fluid Technologies Division
Jeffrey P. Johnson	Vice President and General Manager, EMEA

Consideration of “Say-on-Pay” Voting Results

The Management Organization and Compensation Committee (for purposes of this Executive Compensation section, the “MOCC”) targets a competitive and equitable executive compensation program that rewards Company (or, in some cases, region or division) and individual performance. In making executive compensation decisions, the MOCC considers the results of the most recent advisory, non-binding vote on the compensation paid to our NEOs. At the Annual Meeting of Shareholders in April of 2013, our shareholders approved the compensation paid to our NEOs by over 94%. The MOCC believes this favorable outcome reflects our shareholders’ strong support of the Company’s executive compensation philosophy, programs and practices. As a result, the MOCC determined it was not necessary to make any material changes to the Company’s executive compensation program for 2014.

Graco Inc. 2015 Proxy Statement

Compensation Philosophy

Pay-for-Performance	Shareholder Alignment	Accountability for Short- and Long-Term Performance
All components of variable compensation are tied to the performance of the Company, division or region.	Long-term incentives are designed to align the financial interests of the executive officers with the long-term interests of the Company’s shareholders.	Annual performance bonuses and long-term incentives are intended to reward a reasonable and competitive balance of short- and long-term financial and strategic business results, with an emphasis on managing the business over the long-term.

Competitiveness	Attraction and Retention
All components of compensation are designed to be competitive with companies in similar industries with comparable sales volume and financial performance in order to attract, retain and motivate high performing executives in an environment where companies are increasingly competing for high-caliber talent.	Graco’s executive compensation programs are designed to achieve the Company’s goal of attracting, developing and retaining global business leaders who can establish and drive financial and strategic growth objectives that are intended to build long-term shareholder value.

Reducing the Possibility for Excessive Risk-Taking
The Company’s executive compensation program is designed to motivate and reward the executive officers for their performance during the fiscal year and over the long-term, and for taking appropriate risks toward achieving the long-term financial and strategic growth objectives of the Company. Certain characteristics of the Company’s executive compensation program are designed to motivate our executive officers, individually and as a group, to not take excessive risks that could maximize short-term results at the expense of long-term value. These characteristics include:

•	Balanced Mix of Pay Components: The target compensation mix represents a balance of base salary, short-term and long-term incentive-based compensation.

•	Vesting Schedules: Long-term incentives typically vest over four years and have overlapping vesting schedules, thereby reducing an executive officer’s motivation to maximize performance in any one period.

•	Capped Incentive Awards: Annual short-term incentive payouts are capped.

•	Recoupment Policy: If there is a material restatement of a financial statement due to an executive officer’s intentional misconduct or fraud, our executive officers must, upon request of the MOCC, pay back the portion of any short-term incentive payment that would not have been earned if the payment had originally been made based on the restated financials, net of taxes. In addition, any executive officer who engaged in the intentional misconduct or fraud that caused or contributed to the need for the restatement must, upon request of the MOCC, pay back the entire amount of any short-term incentive payment, net of taxes. If an executive officer is terminated for gross and willful misconduct, including but not limited to misconduct that caused or contributed to the need for a material restatement of a financial statement, the executive officer’s unexercised options will terminate as of the time of the misconduct. Similarly, if the Company determines that an executive officer who is no longer with the Company engaged in gross and willful misconduct while employed by the Company, the executive officer’s unexercised options will terminate as of the time of the misconduct. Further, if an executive officer’s options are exercised and the Company later determines that the executive officer engaged in gross and willful misconduct during employment before the options were exercised, the executive officer’s options will be terminated as of the time of the misconduct and the Company may rescind the exercise of the options.

•	Stock Ownership Guidelines: We require the CEO to retain, until twelve months following retirement or other termination of employment, an amount equal to 50% of net shares from awards granted under the Company’s equity programs, and to own a minimum of five times the CEO’s annual base salary in Company stock. Executive officers below the CEO level are required to retain, until retirement or other termination of employment, an amount equal to 50% of net shares from awards granted under the Company’s equity programs on or after April 23, 2010 up to three times the current base salary for individuals reporting directly to the CEO and two times the current base salary for individuals reporting to someone other than the CEO.

Compensation Risk Assessment

The Company’s Internal Audit Department conducts an annual risk assessment on the Company’s executive compensation program and presents its findings to the MOCC and the Audit Committee. The risk assessment identifies, among other things, certain potential risks in the Company’s short- and long-term incentive plans and the Company’s severance and change of control arrangements, and various factors that serve to mitigate those risks. Such mitigating factors include those set forth above, as well as the annual plan design and benchmarking review by the independent compensation consultant and the MOCC, the MOCC’s review and approval of incentive awards, the Company’s internal controls, and the use of “double-triggers” in severance and change of control arrangements. At its September 2014 meeting, the MOCC reviewed and discussed the risk assessment, and concluded that the Company’s executive compensation program is not likely to have a material adverse impact on the Company. As a result, the MOCC did not make any changes to the Company’s executive compensation program.

Graco Inc. 2015 Proxy Statement

Executive Officer Compensation Processes

The MOCC uses the following resources, processes and procedures to help it effectively perform its responsibilities:

•	Executive sessions without management present to discuss various compensation matters, including the compensation of our CEO;

•	An independent executive compensation consultant who advises the MOCC from time to time on compensation matters;

•	An annual review of all executive compensation and, when applicable, benefit programs for competitiveness, reasonableness and cost-effectiveness;

•	Program design and competitive market data for each compensation component using a reputable third-party salary survey of similarly sized manufacturing companies and industry peer group data;

•	An annual review of NEO compensation and benefits tally sheets;

•	An annual assessment of the executive compensation program to ensure it is consistent with the MOCC’s philosophy of reducing the possibility of excessive risk-taking; and

•	Consideration of the results of the most recent advisory, non-binding vote on the compensation of the NEOs.

Executive Compensation Consultant

The MOCC has the authority under its charter to engage the services of outside consultants, to determine the scope of the consultants’ services and to terminate such consultants’ engagement. The MOCC retained Towers Watson as its independent outside executive compensation consultant to advise the MOCC on matters relating to the determination of base salary, short-term incentive and long-term incentive programs for the Company’s executive officers.

In its capacity as the executive compensation consultant, Towers Watson advises the MOCC on the following matters:

•	Preparing a competitive compensation review of the CEO and other executive officer positions, including a peer group analysis;

•	Providing advice and guidance with respect to trends and regulatory issues related to executive compensation;

•	Reviewing the composition of the industry peer group used to benchmark executive compensation; and

•	Reviewing the Company’s executive compensation risk assessment.

Our Company’s management engaged Towers Watson to perform certain non-executive compensation services in 2014. The total fees for these services were less than $120,000.

The MOCC reviews the independence of the executive compensation consultant on an annual basis. In evaluating Towers Watson’s independence, the MOCC considers all factors relevant to Towers Watson’s independence from management, including the following:

•	The provision of other services to the Company by Towers Watson;

•	The amount of fees received by Towers Watson from the Company as a percentage of Towers Watson’s total revenue;

•	Towers Watson’s compliance with the policies and procedures it has adopted to prevent conflicts of interest;

•	The lack of any business or personal relationships between the individual Towers Watson consultants performing services for the Company and any member of the MOCC;

•	The lack of any ownership of Company stock by the individual Towers Watson consultants performing services for the Company; and

Graco Inc. 2015 Proxy Statement

•	The lack of any business or personal relationships between any executive officers of the Company and Towers Watson or the individual Towers Watson consultants performing services for the Company.

Based on its review, the MOCC concluded there was no conflict of interest that impaired Towers Watson’s independence.

Role of Management in Executive Compensation Decisions

Our management is involved in the following executive compensation processes:

•	The Vice President, Human Resources and Corporate Communications (“Vice President HR”) and the Compensation Manager develop and oversee the creation of written background and supporting materials for distribution to the MOCC prior to its meetings;

•	The CEO, the Vice President HR, the Vice President, General Counsel and Secretary and the Compensation Manager attend the MOCC’s meetings, but leave during the executive officer performance review discussion (except for the CEO who only leaves for the discussion of his performance review) and the non-employee director executive sessions;

•	The CEO and the Vice President HR review executive officer compensation competitive analyses and annually present and make recommendations to the MOCC relating to short- and long-term incentive plan designs and changes, if warranted;

•	The CEO annually recommends to the MOCC base salary adjustments and long-term incentive awards for all executive officers, excluding the CEO (management does not make a recommendation on CEO pay or pay components); and

•	Following the MOCC’s executive sessions, the Chair of the MOCC provides the Vice President HR with a summary of the executive session decisions, actions and underlying rationale for implementation, as appropriate.

Benchmarking

The MOCC annually retains Towers Watson to provide survey market data of companies with similar revenues for all executive officer positions, with a focus on the manufacturing industry. The MOCC meets in the fall of each year to review this market data. The market data is derived from Towers Watson’s database and is statistically adjusted to reflect variation in revenues among the companies. The MOCC is presented with data showing total direct compensation amounts at the 50th and 75th percentiles of the market data. In addition, the MOCC considers data from this survey reflecting the general mix of compensation elements among base salary, short-term incentives and long-term incentives. At the same time, the MOCC reviews information showing the relative positioning of the compensation of the Company’s executive officers in relation to the market data. When reviewing the relative positioning of each executive officer’s total direct compensation level, the MOCC compares each executive officer to generally comparable positions identified within the market data. The purpose of this annual review is to gather a general sense for whether the Company’s compensation levels and mix of compensation elements are generally consistent with this market data, with a general expectation that total direct compensation should be between the 50th and the 75th percentiles of the market data depending on Company and individual performance. At the same time, Towers Watson provides general information to the MOCC about market trends and expected compensation level changes for the upcoming fiscal year (“Market Increase Projection”).

At the MOCC’s last meeting of each fiscal year, the MOCC sets base salaries for executive officers for the upcoming fiscal year. The decisions about the specific base salary levels are based on individual performance and budgetary constraints, and are guided by the 50th percentile of the market data without a specific market position targeted.

At the MOCC’s first meeting of each fiscal year, the MOCC approves short-term incentive targets and long-term incentive awards. The target short-term cash award is determined as a percentage of base salary for the executive officer annual incentive plan, which percentage has been consistent for several years. The MOCC targets the value of the long-term incentive awards for the NEOs at the 75th percentile for comparable positions within the Towers Watson database, although the number of shares granted may be adjusted downward based on the Company’s stock dilution guidelines and internal equity. The reason for targeting the 75th percentile is to encourage above-market performance. In addition, the MOCC believes that the opportunity for above-market compensation should be primarily earned in the area of long-term performance. Once the value of the long-term incentive award is determined, the number of shares subject to the equity awards granted to each executive officer is determined by dividing the long-term incentive award value by a projected Black-Scholes value based on assumptions used for financial

Graco Inc. 2015 Proxy Statement

accounting purposes.

Refer to the discussions of each compensation element below, as well as the “Compensation of Individual Named Executive Officers” section below, for specific information on how this benchmarking process applied to specific compensation decisions for our NEOs for 2014.

Our Company’s Peer Group

The Company’s peer group (the “Graco Peer Group”) was revised in 2013 with the assistance of Towers Watson to improve the alignment of the Graco Peer Group with the Company based on similarity to us on a variety of factors, including industry, size, labor market, growth trajectory and valuation as compared to revenue. The following table lists the companies in the Graco Peer Group and includes financial and headcount data for the Company and the Graco Peer Group:

Graco Peer Group
Actuant Corporation	Donaldson Company, Inc.	Simpson Manufacturing Co., Inc.
Albany International Corp.	Franklin Electric Co., Inc.	Snap-on Inc.
AO Smith Corp.	IDEX Corporation	Tennant Company
Apogee Enterprises, Inc.	Kennametal Inc.	Toro Company (The)
Barnes Group Inc.	Middleby Corp.	TransDigm Group Incorporated
Chart Industries Inc.	Nordson Corporation	Woodward, Inc.
CLARCOR Inc.	Pall Corporation
Crane Co.	Polaris Industries, Inc.

Most Recent Fiscal Year
	Revenue ($M)	Market Capitalization ($M)	Market Cap-to- Revenue Ratio	Employees
Graco	1,221.1	4,820.5	3.95	3,100
Graco Peer Group – Median*	1,852.6	3,502.4	2.22	5,600

*Represents most recent fiscal year data available from Equilar as of January 18, 2015.

Given that compensation data for the CEO and CFO positions of the Graco Peer Group are readily available in securities filings, the MOCC used the Graco Peer Group as a primary source of data when setting 2014 compensation levels for the Company’s CEO and CFO. Compensation data for all other executive officer positions in the Graco Peer Group are limited to those executive officers identified in securities filings, which positions may or may not correspond to the positions held by, and responsibilities of, our other executive officers. Therefore, the MOCC used the Towers Watson survey data as a primary source of data, and the Graco Peer Group as a secondary source of data to the extent applicable, when setting 2014 compensation levels for the Company’s other executive officers.

Graco Inc. 2015 Proxy Statement

Components of the Executive Compensation Programs

Our executive compensation program is designed to reward short-term results and motivate long-term performance through the use of three primary total compensation components: base salary; short-term incentives; and long-term incentives. The following table summarizes each of these components of compensation:

Component	Form of Compensation	Purpose	Key Characteristics	At Risk
Base Salary	Cash	Recognizes individual work experience, performance, skill and level of responsibility	Fixed compensation Guided by the 50th percentile market data, but subject to individual performance in prior year and budget constraints Used to compute other components of compensation	No
Short-Term Incentives (STI)	Cash	Establishes a strong link between pay and results Motivates attainment of annual key business objectives	Variable compensation tied to actual performance Bonus thresholds, targets and maximums are set as a percentage of base salary	Yes, fluctuates based on corporate and division/region performance; may not pay out if pre-established, measureable goals are not met
Long-Term Incentives (LTI)	Stock options	Motivates attainment of the long-term goals and overall operational growth Aligns executives’ interests with shareholders Retains executive talent through gradual vesting schedule	Variable compensation provided to reward Company’s long-term performance Annual vesting of 25% over a four-year period from grant date Stock options expire ten years from grant date	Yes, stock options increase in value only if share price rises above grant date fair market value

In addition to reviewing the benchmark data described above, the MOCC reviews compensation and benefits tally sheets for our NEOs showing their current and potential total compensation and benefits components. The tally sheets also display projected compensation and benefits for hypothetical change-of-control and involuntary and voluntary terminations. Specifically, the tally sheets reviewed by the MOCC in September 2014 provided actual compensation for 2012 and 2013 and target annual compensation for 2014. These tally sheets also provided retirement balances as of December 31, 2013, projected to normal retirement age or the age at which the benefit is not subject to reduction, deferred compensation balances and the projected value of stock awards based on assumptions regarding stock price appreciation.

The MOCC strives to maintain a reasonable and competitive balance between fixed and variable elements of compensation. The MOCC believes the compensation mix and amount paid to each of our executive officers is market-based, reasonable and competitive. The 2014 pay mix at target for our CEO and other NEOs is displayed below. The percentage allocation among each pay element may vary based on an individual’s experience, responsibilities, performance and corporate/division/region results. The “at risk” pay components comprised between 65% and 82% of the total target annual direct compensation for 2014 to align our NEOs’ compensation with the performance of the Company and the creation of shareholder value.

Graco Inc. 2015 Proxy Statement

Base Salary

Base salary is fixed compensation. Annual salary increases are predominately driven by individual performance, taking into account factors related to the NEO’s areas of responsibility, the NEO’s ability to contribute to our future success, and budgetary constraints.

For 2014, the merit increase decisions for the NEOs were based on the criteria identified above. Additional information on individual salary adjustments for 2014 is provided in the “Compensation of Individual Named Executive Officers” section below.

Short-Term Incentives (STI)

The Graco Inc. Incentive Bonus Plan (the “Incentive Bonus Plan”) is designed to motivate the executive officers of the Company to improve the overall performance of the Company and to reward them when the Company achieves specific measurable results. The Incentive Bonus Plan provides cash rewards to executive officers to encourage them to produce a strong return for the Company’s shareholders and to encourage them to remain employees of the Company. The Incentive Bonus Plan gives the MOCC discretion to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as well as awards that are not intended to so qualify. The MOCC has the discretion to designate executive officers and other employees of the Company as participants in the Incentive Bonus Plan. The Incentive Bonus Plan also permits the MOCC to establish performance periods based on a performance period of any length. Potential payouts under the Incentive Bonus Plan are expressed as a percentage of base salary, which percentages have remained constant within each level (CEO and other executive officers) for several years. Specific financial performance thresholds must be attained in order for the executive officers to earn an incentive payment. If specified performance levels are not achieved or exceeded, there is no payout. The annual incentives, to the extent earned, are typically paid in cash in March following the calendar year-end and are based upon the MOCC’s determination of financial performance against pre-established targets.

At its meeting in February 2014, the MOCC approved participation of the CEO and other executive officers in the Incentive Bonus Plan for 2014. The MOCC designated Mr. McHale as the only participant whose bonus award is intended to qualify as performance-based compensation under Section 162(m). The threshold, target and maximum payout levels as a percent of target and as a percent of base salary for 2014 are displayed below. Achievement of performance levels between threshold and target, and target and maximum, result in a payout that is interpolated based on the level of performance, and permit a partial payout as soon as the threshold level of achievement has been exceeded.

The MOCC established two financial measures for the Incentive Bonus Plan: net sales and EPS growth over the prior year. Net sales and EPS growth were selected as the metrics against which to measure the executive officers’ performance for the Incentive Bonus Plan because the MOCC desires to motivate the officers to achieve profitable business growth consistent with our long-term financial objectives. The MOCC utilized projected global gross domestic product (“GDP”) growth rates as a guide in setting the 2014 target performance levels. At the time the MOCC established the 2014 target performance levels, the MOCC determined that final bonus payout calculations for corporate, worldwide division and region EPS would exclude certain purchase accounting and one-time transaction costs related to acquisitions, exclude any dividends received from the liquid finishing (“Liquid Finishing”) businesses acquired from Illinois Tool Works, Inc. in April 2012 that are held separate from the Company’s other businesses by order of the United States Federal Trade Commission, and include the effect of any increase or decrease in the earnings of the Liquid Finishing businesses as compared to the prior year. Accordingly, the 2014 EPS metric is an adjusted measure and is referred to herein as “Adjusted EPS.”

Graco Inc. 2015 Proxy Statement

The 2014 incentive award payouts were based upon the achievement of specified levels of net sales and Adjusted EPS at the corporate and division/region levels. Financial performance levels and actual results for the 2014 Incentive Bonus Plan were as follows:

Financial Metric	Metric Weighting	2014 Target Performance Level (As % of 2013 Actual Results)	2014 Threshold Performance Level (As % of 2014 Target Performance)	2014 Maximum Performance Level (As % of 2014 Target Performance)	2014 Results (As % of 2014 Target Performance)
CEO, CFO, and Function Executives (HR, Legal, Finance and Manufacturing)

Corporate Net Sales	50%	105%	90%	105%	104%

Corporate Adjusted EPS	50%	108%	90%	105%	104%

Division and Region Executives

Corporate Net Sales	25%	105%	90%	105%	104%

Corporate Adjusted EPS	25%	108%	90%	105%	104%

Worldwide Division or Region Net Sales	25%	103-118%	90%	105%	85-105%

Worldwide Division or Region Adjusted EPS	25%	100-111%	89-90%	105-112%	54-110%

The 2014 financial results produced above-target payouts for the Incentive Bonus Plan. The Incentive Bonus Plan targets as a percentage of base salary, awards at target, performance achievements, actual payouts and payouts as a percentage of base salary for each of the NEOs were as follows:

Named Executive Officer	2014 Base Salary	Target as a % of Base Salary	Award at Target	Performance Achievement	Payout Based on Performance Achievement	Payout as a % of Base Salary
Patrick J. McHale	$728,500	100%	$728,500	141%	$1,030,297	141%
James A. Graner	$406,800	70%	$284,760	141%	$402,728	99%
Dale D. Johnson	$352,000	70%	$246,400	141%	$348,043	99%
Mark W. Sheahan	$302,500	70%	$211,750	145%	$306,499	101%
Jeffrey P. Johnson	$304,400	70%	$213,080	128%	$272,723	90%

The MOCC has the authority to make adjustments to Incentive Bonus Plan awards that are not intended to qualify as performance-based compensation under Section 162(m) based on unanticipated or special circumstances, but no such adjustments were made. The MOCC also has the authority to award special bonuses outside of the Incentive Bonus Plan to individual executive officers, but no such special bonuses were awarded.

Long-Term Incentives (LTI)

The MOCC typically grants long-term incentive awards in the form of stock options to each executive officer at its regularly scheduled February meeting based on a review of the market data. The MOCC is guided by the 75th percentile of the market data for comparable groupings of positions to determine the economic value of such awards. The stock option awards are designed to promote the interests of the Company and its shareholders through the attraction and retention of experienced and capable leaders. The MOCC considers, except in the case of the award to the CEO, the recommendation of the CEO for such awards. The MOCC also considers the dilutive effect on our shareholders in determining the number of stock options granted to each executive officer. The MOCC believes that executive officers who have a financial stake will be motivated to put forth sustained effort on behalf of the Company’s shareholders to support the continued growth of the Company’s share price.

Graco Inc. 2015 Proxy Statement

Under the terms of the Graco Inc. 2010 Stock Incentive Plan (the “2010 Plan”), the MOCC must approve all stock option grants to executive officers. In February 2014, executive officers were awarded non-qualified stock options with an exercise price equal to the fair market value of our common stock on the grant date, defined in the 2010 Plan as the last sale price of the stock on the day immediately preceding the grant date. Each option has a 10-year term and becomes exercisable in equal installments over four years, beginning with the first anniversary of the grant date. Additionally, the 2010 Plan prohibits the repricing of stock options. The proposed Graco Inc. 2015 Stock Incentive Plan submitted to shareholders for approval at the Meeting will operate in the same manner.

In 2014, the MOCC granted the following stock option awards to the NEOs:

Named Executive Officer	Stock Option Award (Number of Shares)	Grant Date Fair Value ($)
Patrick J. McHale	123,050	3,064,400
James A. Graner	24,610	612,880
Dale D. Johnson	14,360	357,617
Mark W. Sheahan	14,360	357,617
Jeffrey P. Johnson	14,360	357,617

Compensation of Individual Named Executive Officers

Patrick J. McHale

President and Chief Executive Officer

Mr. McHale’s base salary as of December 2013 was below the median of the 2013 Towers Watson survey data. In December 2013, the MOCC approved a base salary increase of 3.9% to $728,500 for 2014 based on Mr. McHale’s relative position in the market and individual performance. The increase was in line with the Market Increase Projection. Based on 2014 corporate net sales and corporate Adjusted EPS performance, Mr. McHale received a $1,030,297 bonus payout under the Incentive Bonus Plan. Mr. McHale’s bonus payout represented 141% of his target award. Based on the process described above for setting long-term incentive awards, Mr. McHale received a stock option award of 123,050 shares in February 2014.

James A. Graner

Chief Financial Officer

Mr. Graner’s base salary as of December 2013 was at approximately the median of the 2013 Towers Watson survey data. In December 2013, the MOCC approved a 4% increase to Mr. Graner’s base salary to $406,800 for 2014 based on his relative position in the market and individual performance. Based on 2014 corporate net sales and corporate Adjusted EPS performance, Mr. Graner received a $402,728 cash bonus payout under the Incentive Bonus Plan. Mr. Graner’s bonus payout represents 141% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Graner received a stock option award of 24,610 shares in February 2014.

Dale D. Johnson

Vice President and General Manager, Contractor Equipment Division

Mr. Johnson’s base salary as of December 2013 was above the median of the 2013 Towers Watson survey data. His highly competitive base compensation is based on key factors such as long tenure, strong past performance and individual contributions to the Company. In December 2013, the MOCC approved a 3% increase to Mr. Johnson’s base salary to $352,000 for 2014 based on his relative position in the market and individual performance. Based on 2014 corporate net sales, corporate Adjusted EPS, worldwide Contractor Equipment Division net sales, and worldwide Contractor Equipment Division Adjusted EPS performance, Mr. Johnson received a $348,043 cash bonus payout under the Incentive Bonus Plan. Mr. Johnson’s bonus payout represented 141% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Johnson received a stock option award of 14,360 shares in February 2014.

Mark W. Sheahan

Vice President and General Manager, Applied Fluid Technologies Division

Mr. Sheahan’s base salary as of December 2013 was at approximately the median of the 2013 Towers Watson survey data. In December 2013, the MOCC approved a 3.5% increase to Mr. Sheahan’s base salary to $302,500 for 2014 based on his relative position in the market and individual performance. Based on 2014 corporate net sales, corporate Adjusted EPS, worldwide Applied Fluid Technologies Division net sales, and worldwide Applied Fluid Technologies Division Adjusted EPS performance, Mr. Sheahan received a $306,499 bonus payout under the Incentive Bonus Plan. Mr. Sheahan’s bonus payout represented 145% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Sheahan received a stock

Graco Inc. 2015 Proxy Statement

option award of 14,360 shares in February 2014.

Jeffrey P. Johnson

Vice President and General Manager, EMEA

Mr. Johnson’s base salary as of December 2013 was at approximately the median of the 2013 Towers Watson survey data. In December 2013, the MOCC approved a 3.5% increase to Mr. Johnson’s base salary to $304,400 for 2014 based on his relative position in the market and individual performance. Based on 2014 corporate net sales, corporate Adjusted EPS, EMEA regional net sales, and EMEA regional Adjusted EPS performance, Mr. Johnson received a $272,723 cash bonus payout under the Incentive Bonus Plan. Mr. Johnson’s bonus payout represented 128% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Johnson received a stock option award of 14,360 shares in February 2014.

Compensation Decisions for 2015

In December of 2014, the MOCC increased the base salaries of each of the NEOs between 3% and 5% effective January 1, 2015. At its February 2015 meeting, the MOCC kept each NEO’s target annual cash incentive payout as a percent of base salary the same for 2015, and granted stock option awards of 145,071 shares to Mr. McHale, 26,340 shares to Mr. Graner and 15,710 shares to each of Messrs. D. Johnson, Sheahan and J. Johnson.

Benefits and Perquisites

In an effort to attract and retain talented employees, we offer retirement, health and welfare programs competitive within our local markets (the “Benefit Programs”). The only Benefit Programs offered to our U.S. executive officers, either exclusively or with terms different from those offered to other eligible employees, are the following:

•	Restoration Plan. Since the Internal Revenue Code limits the pension benefits that can be accrued under a tax-qualified defined benefit pension plan, we established the Graco Inc. Restoration Plan. This plan is a nonqualified excess benefit plan designed to provide retirement benefits to eligible participants in the United States as a replacement for those retirement benefits reduced under the Graco Employee Retirement Plan by operation of Section 415 and Section 401(a)(17) of the Internal Revenue Code.

•	Supplemental Long-Term Disability Program. Each U.S. executive officer is enrolled in an individual executive long-term disability plan under which Graco pays the premiums. Each plan provides the executive with a monthly disability benefit of up to $21,800 in the event of long-term disability.

•	Other Perquisites. We provide few other perquisites to our executive officers. We reimburse our CEO and the U.S.-based executive officers reporting directly to him for certain financial planning expenses to encourage them to maximize the value of their compensation and benefit programs. In 2014, the maximum amount reimbursable for financial planning was $10,000 for the CEO and $7,000 for the other U.S.-based NEOs. In order to motivate the executives to receive appropriate preventative medical care to support their continued health and productivity, we offer executive officers in the U.S. an executive physical examination program through the Mayo Clinic. This program provides a physical examination every three years for executives under age 40, every other year for executives from age 40 through 49, and every year for executives age 50 and older. Executives may also be reimbursed and/or receive a tax gross-up for certain limited spousal travel and entertainment events.

Severance and Change of Control Arrangements

We have entered into Key Employee Agreements with the CEO and each of the other NEOs, the terms of which are described below under “Change of Control and Post-Termination Payments.” The MOCC believes it is in the best interests of our Company and its shareholders to design compensation programs that:

•	Assist our Company in attracting and retaining qualified executive officers;

•	Assure our Company will have the continued dedication of our Company’s executive officers in the event of a pending, threatened or actual change of control;

•	Provide certainty about the consequences of terminating certain executive officers’ employment;

•	Protect our Company by obtaining non-compete covenants from certain executive officers that continue after their termination of employment not involving a change of control; and

Graco Inc. 2015 Proxy Statement

•	Obtain a release of any claims from those former executive officers.

Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or service is involuntarily terminated by our Company without cause prior to a change of control or if, within two years after a change of control, the executive officer’s employment or service is terminated involuntarily by the Company without cause or the executive officer resigns for good reason. The current form of Key Employee Agreement was approved by the MOCC in December 2007 after reviewing the Key Employee Agreements previously in effect and current market practices related to severance arrangements and benefit levels related thereto.

The MOCC believes it is imperative to diminish any potential distraction of the executive officers by the personal uncertainties and risks created by a pending or threatened change of control. By offering an agreement that will financially protect the executive officer in the event his or her employment or service is involuntarily terminated or terminated by the executive officer for good reason following a change of control, the MOCC believes each executive officer’s full attention and dedication to our Company will be enhanced. The MOCC also believes the officers’ dedication will help the Company appropriately evaluate and complete a change of control transaction, and facilitate an orderly transition. In the event of a change of control of our Company, the agreements provide benefits only if the executive officer’s employment or service is terminated involuntarily without cause or if the executive officer resigns for good reason, including by reason of material demotion, decrease in compensation, relocation or increased travel, within two years after the change of control. The MOCC believes this “double-trigger” approach is most consistent with the objectives described above. The MOCC believes a termination by an executive officer for good reason may be conceptually the same as termination by our Company without cause, and that a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. Thus, the Key Employee Agreements provide severance benefits in the case of resignation for good reason following a change of control.

The MOCC believes it is important to attract and retain our executive officers by agreeing to provide certain benefits if the executive officer’s employment or service is terminated without cause prior to a change of control. In addition, the MOCC believes these benefits are appropriate to compensate these executive officers for agreeing not to work with competitors for a specified period of time following termination of employment, and that compensation enhances the enforceability of these non-compete covenants. The MOCC also believes the Company benefits from obtaining a release of any claims from these former executive officers and the severance payments provide consideration for obtaining the release.

Our equity awards for executive officers and certain key managers provide for accelerated vesting or lapse of restrictions upon a change of control. The MOCC believes that acceleration upon a change of control is appropriate to minimize the risk that executive officers might favor a transaction based on the likely impact on the executive officers’ equity awards, to increase the likelihood that the employees will remain with us after becoming aware of a pending or threatened change of control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.

Hedging and Pledging

The Company’s directors and executive officers are prohibited from hedging Company stock. The Company’s directors and executive officers are also prohibited from pledging Company stock without first obtaining the proper level of approval. Any pledges of Company stock by a director or an executive officer (other than the CEO or the General Counsel) must be approved in advance by the CEO and the General Counsel. Any pledges of Company stock by the CEO or the General Counsel must be approved in advance by the Governance Committee. All approvals of pledges of Company stock, if granted, will be on a discretionary basis, considering the following criteria:

•	To ensure continued alignment between the interests of individual directors and executive officers with the long-term interests of shareholders, pledged shares will not be counted toward the Company’s stock ownership guidelines. As a result, an individual director or executive officer may only pledge those shares he or she owns that are in excess of his or her individual holding requirement.

•	To reduce the potential adverse impact pledged shares may have on the Company’s stock price, approvals will not be granted unless the sum of (i) the aggregate number of shares pledged by all directors and executive officers at the time of the requested pledge plus (ii) the number of shares requested to be pledged is equal to or less than an amount equal to two times (2X) the average daily trading volume in the Company’s stock during the preceding thirty (30) days.

•	Such other factors as the CEO and the General Counsel (or the Governance Committee, as the case may be) deem relevant in determining whether or not to approve the requested pledge.

During 2014, the total number of Company shares pledged by directors and executive officers was reduced from 45,800 to zero.

Graco Inc. 2015 Proxy Statement

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount we may deduct with respect to each of our NEOs (other than the CFO). This limitation does not apply to compensation that qualifies as “performance-based compensation.” Annual cash incentives meeting certain conditions and stock option awards constitute performance-based compensation and will generally be fully deductible. The MOCC believes all compensation paid to the NEOs for fiscal year 2014 will be deductible for federal income tax purposes. However, the MOCC reserves the flexibility to approve elements of compensation for specific officers in the future which may not be fully deductible should the MOCC deem the compensation appropriate in light of its philosophies.

Report of the Management Organization and Compensation Committee

The Management Organization and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Management Organization and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Members of the Management Organization and Compensation Committee
Mr. Jack W. Eugster, Chair
Mr. Eric P. Etchart
Mr. J. Kevin Gilligan
Mr. Lee R. Mitau
Ms. Martha A. Morfitt

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and the other three most highly compensated Named Executive Officers during the fiscal years ended December 26, 2014, December 27, 2013 and December 28, 2012.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Patrick J. McHale President and Chief Executive Officer	2014 2013 2012	728,500 701,200 677,475	— — 78,170	— — —	3,064,400 2,468,664 2,007,187	1,030,297 997,475 938,042	1,790,000 406,000 1,012,000	14,760 33,961 15,975	6,627,957 4,607,300 4,728,849
James A. Graner Chief Financial Officer	2014 2013 2012	406,800 391,200 376,194	2,259 — 30,385	— — —	612,880 512,019 436,949	402,728 389,545 364,619	751,000 414,000 312,000	18,922 35,107 16,825	2,194,589 1,741,871 1,536,972
Dale D. Johnson Vice President and General Manager, Contractor Equipment Division	2014 2013 2012	352,000 341,700 331,681	— — 13,395	— — —	357,617 329,155 287,182	348,043 349,520 257,031	1,039,000 200,000 344,000	23,685 32,853 16,430	2,120,345 1,253,228 1,249,719
Mark W. Sheahan Vice President and General Manager, Applied Fluid Technologies Division	2014	302,500	—	—	357,617	306,499	413,000	19,546	1,399,162
Jeffrey P. Johnson Vice President and General Manager, EMEA	2014 2013	304,400 294,100	— —	— —	357,617 329,155	272,723 278,209	— —	328,131 338,738	1,262,871 1,240,202

(1)	Bonus includes any anniversary service awards or discretionary bonuses.

(2)

The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in the fiscal year, as estimated for financial accounting purposes. Information concerning the

Graco Inc. 2015 Proxy Statement

assumptions used in accounting for equity awards may be found in Item 8, Financial Statements and Supplementary Data, Note H to the Consolidated Financial Statements in our 2014 Annual Report on Form 10-K.

(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent awards earned under the Incentive Bonus Plan, the Executive Officer Annual Incentive Bonus Plan or the Executive Officer Bonus Plan, as applicable. The Incentive Bonus Plan replaced the Executive Officer Annual Incentive Bonus Plan and the Executive Officer Bonus Plan effective January 1, 2013. The Incentive Bonus Plan has a 100% of base salary target payout and a 150% of base salary maximum payout for Mr. McHale, and a 70% of base salary target payout and a 105% of base salary maximum payout for the other NEOs. See “Grants of Plan-Based Awards in 2014” below. At its February 13, 2015 meeting, the MOCC certified that the NEOs who participated in the Incentive Bonus Plan for 2014 were entitled to payouts as follows:

2014 Incentive Bonus Plan
Named Executive Officers	Payout as a Percent of Target Opportunity	Payout as a Percent of 2014 Base Salary
Patrick J. McHale	141%	141%
James A. Graner	141%	99%
Dale D. Johnson	141%	99%
Mark W. Sheahan	145%	101%
Jeffrey P. Johnson	128%	90%

(4)	The amount shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflects the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under the qualified Graco Employee Retirement Plan and nonqualified excess benefits plan known as the Graco Inc. Restoration Plan. As of December 26, 2014, the changes were as follows: Mr. McHale: $186,000 (qualified pension) and $1,604,000 (nonqualified restoration); Mr. Graner: $84,000 (qualified pension) and $667,000 (nonqualified restoration); Mr. D. Johnson: $274,000 (qualified pension) and $765,000 (nonqualified restoration); and Mr. Sheahan: $145,000 (qualified pension) and $268,000 (nonqualified restoration).

(5)	The amounts shown in the All Other Compensation column for 2014 reflect the following for Messrs. McHale, Graner, D. Johnson, Sheahan and J. Johnson:

	Mr. McHale	Mr. Graner	Mr. D. Johnson	Mr. Sheahan	Mr. J. Johnson
Employee Investment Plan Matching Contribution	$7,800	$7,800	$7,800	$7,800	$7,800
Employee Investment Plan Basic Contribution	—	—	—	—	$3,900
Gross-up Payments on Travel Expenses	$2,308	—	$10,962	$5,492	$13,952
Other Perquisites	$4,652	$11,122	$4,923	$6,254	$302,479
Total	$14,760	$18,922	$23,685	$19,545	$328,131

The Other Perquisites consist of Company-provided incremental cost for long-term disability coverage, financial planning, spousal travel, miscellaneous travel and an executive physical. None of these individual perquisite categories exceeded the greater of $25,000 or 10% of the total perquisite amount. In Mr. J. Johnson’s case, the Other Perquisites also include the following benefits provided to him in connection with his expatriate assignment to Belgium: (1) cost of living adjustment ($48,307); (2) housing, utilities, home maintenance and monitoring ($95,479); (3) payment of travel expenses related to home leave ($16,389); (4) education allowances for his children ($86,496); and (5) Company-provided automobile and related expenses ($46,228).

Graco Inc. 2015 Proxy Statement

Grants of Plan-Based Awards in 2014

On February 14, 2014, the MOCC awarded a non-qualified stock option to each executive officer, including the NEOs, under the Graco Inc. 2010 Stock Incentive Plan. The amounts shown in the column entitled “All Other Option Awards: Number of Securities Underlying Options” reflect the number of common shares covered by the stock option granted to each NEO. Each option has a 10-year term and becomes exercisable in equal installments over four years, beginning with the first anniversary of the grant date.

Under the Incentive Bonus Plan, the payout upon achievement of applicable financial measures ranges from a minimum of 0% to a maximum of 150% of base salary for Mr. McHale and a minimum of 0% to a maximum of 105% of base salary for the other NEOs.

Grants of Plan-Based Awards for Fiscal Year Ended December 26, 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price of Common Stock on Grant	Grant Date Fair Value of Stock or Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (#)	Awards(1) ($/sh)	Date ($/sh) (1)	Award ($)(2)
Patrick J. McHale	2/14/2014				123,050	74.80	75.44	3,064,400
		0	728,500	1,092,750
James A. Graner	2/14/2014				24,610	74.80	75.44	612,880
		0	284,760	427,140
Dale D. Johnson	2/14/2014				14,360	74.80	75.44	357,617
		0	246,400	369,600
Mark W. Sheahan	2/14/2014				14,360	74.80	75.44	357,617
		0	211,750	317,625
Jeffrey P. Johnson	2/14/2014				14,360	74.80	75.44	357,617
		0	213,080	319,620

(1)	The Graco Inc. 2010 Stock Incentive Plan requires the exercise price of an option to be the fair market value of the shares on the date of the grant. The fair market value of the shares is defined as the last sale price on the day preceding the date of grant, unless otherwise determined by the MOCC. The MOCC has not changed this definition.

(2)	The aggregate grant date fair value of the award was calculated in accordance with U.S. accounting standards using a value per share of $24.90.

Graco Inc. 2015 Proxy Statement

Outstanding Equity Awards at 2014 Fiscal Year End

The following table summarizes the outstanding equity awards held by each Named Executive Officer on December 26, 2014:

		Option Awards
		Number of Securities Underlying Unexercised Options(1)		Option Exercise	Option
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date
Patrick J. McHale	2/14/2014	0	123,050	74.80	2/14/2024
	2/15/2013	33,750	101,250	58.74	2/15/2023
	2/17/2012	65,000	65,000	49.84	2/17/2022
	2/18/2011	94,500	31,500	42.73	2/18/2021
	2/12/2010	143,000	0	27.17	2/12/2020
	2/13/2009	225,000	0	20.80	2/13/2019
	2/15/2008	150,000	0	35.90	2/15/2018
	6/14/2007	75,000	0	40.53	6/14/2017
James A. Graner	2/14/2014	0	24,610	74.80	2/14/2024
	2/15/2013	7,000	21,000	58.74	2/15/2023
	2/17/2012	14,150	14,150	49.84	2/17/2022
	2/18/2011	20,250	6,750	42.73	2/18/2021
	2/12/2010	45,000	0	27.17	2/12/2020
	2/13/2009	47,000	0	20.80	2/13/2019
	2/15/2008	39,000	0	35.90	2/15/2018
	2/16/2007	22,500	0	41.36	2/16/2017
Dale D. Johnson	2/14/2014	0	14,360	74.80	2/14/2024
	2/15/2013	4,500	13,500	58.74	2/15/2023
	2/17/2012	9,300	9,300	49.84	2/17/2022
	2/18/2011	13,500	4,500	42.73	2/18/2021
	2/12/2010	30,000	0	27.17	2/12/2020
	2/13/2009	47,000	0	20.80	2/13/2019
	2/15/2008	30,000	0	35.90	2/15/2018
	2/16/2007	22,500	0	41.36	2/16/2017
	2/17/2006	22,500	0	40.68	2/17/2016
Mark W. Sheahan	2/14/2014	0	14,360	74.80	2/14/2024
	2/15/2013	4,500	13,500	58.74	2/15/2023
	2/17/2012	9,300	9,300	49.84	2/17/2022
	2/18/2011	13,500	4,500	42.73	2/18/2021
	2/12/2010	30,000	0	27.17	2/12/2020
	2/13/2009	47,000	0	20.80	2/13/2019
Jeffrey P. Johnson	2/14/2014	0	14,360	74.80	2/14/2024
	2/15/2013	4,500	13,500	58.74	2/15/2023
	2/17/2012	9,300	9,300	49.84	2/17/2022
	2/18/2011	13,500	4,500	42.73	2/18/2021
	2/12/2010	30,000	0	27.17	2/12/2020
	2/15/2008	30,000	0	35.90	2/15/2018
	2/16/2007	1,500	0	41.36	2/16/2017

(1)	All options have a 10-year term and become exercisable in equal installments over four years, beginning with the first anniversary of the grant date.

Graco Inc. 2015 Proxy Statement

Option Exercises and Stock Vested in 2014

The following table summarizes the options exercised by each Named Executive Officer and the stock vested in 2014:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick J. McHale	45,000	1,561,343	20,000	1,446,220
James A. Graner	37,500	1,482,750	—	—
Dale D. Johnson	22,500	954,450	—	—
Mark W. Sheahan	—	—	—	—
Jeffrey P. Johnson	—	—	5,000	361,550

(1)	The value realized on the exercise of stock options is the difference between the market price of Graco common stock at exercise and the exercise price of the stock option.

Change of Control and Post-Termination Payments

Summary of the Key Employee Agreement

The Key Employee Agreement provides for payment of the following benefits if the Company terminates the employment of an executive officer involuntarily without Cause (as defined below) prior to a Change of Control (as defined below):

•	Pro-rata bonus for year of termination based on actual performance;

•	Severance pay equal to one times (two times for CEO) base salary plus bonus based on the target level of performance for the year of termination, payable over the severance period;

•	Continued medical, dental and life insurance for the severance period;

•	Outplacement services; and

•	Reimbursement of reasonable legal fees incurred to enforce the agreement.

The Key Employee Agreement provides for payment of the following benefits if, within two years after a Change of Control, the Company without Cause terminates an executive officer’s employment involuntarily or if the executive officer resigns for Good Reason (as defined below):

•	Pro-rata bonus for year of termination based on performance at the target level;

•	Severance pay equal to two times (three times for CEO) the sum of base salary plus bonus based on the target level of performance for the year of termination, payable in a lump sum six months after the termination date or over the severance period (if the Change of Control does not conform to the requirements of Internal Revenue Code Section 409A);

•	Continued medical, dental and life insurance for the severance period;

•	Attribution of two years (three years for CEO) service credit for purposes of nonqualified excess benefit pension plan;

•	Reimbursement of reasonable legal fees incurred to enforce the agreement; and

•	Gross-up of income taxes, and excise taxes related to such gross-up payment, due under the “excess parachute” provisions of the Internal Revenue Code (the “Code”), subject to a reduction of benefits of up to $25,000 to avoid such taxes.

The definition of “Change of Control” in the Key Employee Agreements generally includes: (i) acquisition of beneficial ownership by a person or group which results in aggregate beneficial ownership of 30% or more of voting power or common stock, subject to certain exceptions; (ii) change of 50% or more of the Board members, without Board approval; and (iii) consummation of a merger or other business combination unless our Company’s shareholders own a majority of the voting power and common stock of the surviving corporation and other conditions are satisfied.

Graco Inc. 2015 Proxy Statement

As used in the Key Employee Agreement, “Cause” means: (i) conviction of, or guilty or no contest plea to, any felony or other criminal act involving moral turpitude; (ii) gross misconduct or any act of fraud, disloyalty or dishonesty related to or connected with the executive officer’s employment or otherwise likely to cause material harm to our Company or its reputation; (iii) a willful and material violation of our Company’s written policies or codes of conduct; (iv) wrongful appropriation of our Company’s funds or property or other material breach of the executive officer’s fiduciary duties to our Company; or (v) the willful and material breach of the Key Employee Agreement by the executive officer.

As used in the Key Employee Agreement, “Good Reason” means: (i) assignment of duties materially inconsistent with, or other material diminution of, the executive officer’s position, duties or responsibilities as in effect immediately prior to the Change of Control; (ii) material reduction, in the aggregate, to the compensation and benefit plans, programs and perquisites applicable to the executive officer in effect immediately prior to the Change of Control; (iii) relocation of the executive officer to a location more than 50 miles from where the executive officer was based immediately prior to the Change of Control, or requiring the executive to travel to a substantially greater extent; or (iv) failure by our Company to assign the Key Employee Agreement to a successor.

Under the Key Employee Agreement, the executive officers agree to protect our Company’s confidential information, and not to compete with our Company or solicit employees for two years after termination of employment (or, if the executive officer’s employment is terminated involuntarily other than for Cause prior to a Change of Control, the non-compete covenant may expire after the executive officer is no longer receiving severance payments). The non-compete restriction does not apply if the executive officer’s employment is terminated involuntarily without Cause or voluntarily for Good Reason within two years after a Change of Control. In order to receive severance, the executive officer must sign a release of claims in favor of our Company and be in compliance with the terms of the Key Employee Agreement. The term of the Key Employee Agreement for each Named Executive Officer is three years, followed by automatic annual renewals, unless either party gives six months’ notice of non-renewal.

Except as indicated above with respect to the CEO, the same form of agreement has been provided to each Named Executive Officer.

Other Compensation and Benefits Payable Upon a Change of Control or Certain Terminations

Each NEO is eligible for the benefits described in this section as part of our Company’s standard practice or policy; however, the benefits are not triggered by any specific termination reason. Incremental amounts for each of these benefits are disclosed in the Summary Compensation Table, Potential Payments Upon Termination or Following a Change of Control Table, or Pension Benefits Table.

Pursuant to the Incentive Bonus Plan, each participant is eligible to receive a prorated bonus based on the amount of base salary earned during the fiscal year and the bonus percentage actually paid for that year for an employment termination due to death, disability or retirement. Unvested stock option awards provided to any executive officer will automatically accelerate and the options will become fully vested in the event of a Change of Control of our Company or if the employment is terminated due to death, disability or retirement. All unvested restricted stock provided to any executive officer will automatically be accelerated and fully vested in the event of a Change of Control of our Company or if the employment is terminated due to death or disability.

Participants in the Graco Employee Retirement Plan and the Graco Inc. Restoration Plan are entitled to receive the accumulated pension benefits over their lifetime, over a specific defined time or at the time of their retirement. These amounts are reflected in the Present Value of Accumulated Benefit column of the Pension Benefits table.

Upon any termination of employment, all employees are eligible to receive payment for any credited but unused vacation time. Each Named Executive Officer would receive reimbursement for any miscellaneous travel and spousal travel perquisites and associated tax gross-up payments incurred during the fiscal year.

Graco Inc. 2015 Proxy Statement

The following Table discloses the potential payments and benefits, other than those available generally on a nondiscriminatory basis to all U.S. salaried employees, provided upon a Change of Control or termination of employment for each of the Named Executive Officers, calculated as if the Change of Control or termination of employment had occurred on December 26, 2014:

Potential Payments Upon Termination or Following a Change of Control at December 26, 2014

Name	Involuntary (Not for Cause) or Good Reason Termination Following Change of Control(1) ($)	Involuntary (Not for Cause) Termination(2) ($)	Retirement ($)	Death(3) ($)	Disability(3) ($)
Patrick J. McHale	11,285,480	3,317,497	364,700	364,700	615,896
James A. Graner	2,804,495	962,497	257,900	257,900	514,964
Dale D. Johnson	2,298,968	803,337	191,900	191,900	428,813
Mark W. Sheahan	1,981,956	589,381	56,300	56,300	262,100
Jeffrey P. Johnson	1,909,521	536,414	0	0	209,111

(1)	The amounts represent aggregated payments if a Change of Control and qualifying termination of employment occurred on December 26, 2014, which include:

—	Severance payment under the Key Employee Agreement. Upon certain terminations of employment within two years following a Change of Control, Mr. McHale is entitled to a severance payment equal to three times his base salary and target annual bonus and the other NEOs are entitled to two times their base salary and target annual bonus.

—	The intrinsic value (or spread between the exercise and market price) of the stock options whose exercisability would be accelerated. The value of accelerated stock options is determined by multiplying the number of unvested options by the difference between the closing share price on December 26, 2014 and the option exercise price.

—	Annual incremental qualified pension and restoration benefit amount. Actuarial annual retirement benefit amount of the accumulated benefit and the accompanying valuation method and assumptions applied for the qualified Graco Employee Retirement Plan and the nonqualified Graco Inc. Restoration Plan may be found in the Pension Benefits Table and the accompanying narrative on page 35. The incremental benefit amount was determined using additional pay and earnings based on December 26, 2014 base pay and target bonus amounts. The Change of Control annual retirement benefit amount providing for additional years of service credit is calculated as of the earliest possible benefit commencement date. Assuming a December 26, 2014 termination date, current year bonus would be paid in accordance with the Incentive Bonus Plan. See Non-Equity Incentive Plan Compensation column and accompanying footnotes in the Summary Compensation Table on page 27.

—	Gross-up of income taxes and related excise taxes.

—	The value of other benefits (post-employment health care premiums and life insurance premiums).

(2)	Reflects two years of base salary and target annual bonus for Mr. McHale and one year of base salary and target annual bonus for the other NEOs. Should our Company elect to extend the non-compete duration beyond one year, the payment amount for the NEOs, except for Mr. McHale, would increase.

(3)	Assumes NEO is not age 65 or above and disabled for a full calendar year. Benefit reflects an annualized amount that would be paid on a monthly basis and would cease if NEO reaches his or her Social Security normal retirement age or is no longer disabled.

Retirement Benefits

Graco Employee Retirement Plan (1991 Restatement)

The Graco Employee Retirement Plan (the “Retirement Plan”) is a funded defined benefit plan designed to coordinate with Social Security benefits to provide a basic level of retirement benefits for all eligible employees. Eligible executive officers participate in our tax-qualified defined benefit pension plan on the same terms as the rest of our eligible employees. The Retirement Plan was frozen to employees newly hired on or after January 1, 2006. Each of the Named Executive Officers is

Graco Inc. 2015 Proxy Statement

eligible for benefits under the Retirement Plan except for Mr. J. Johnson as he was hired by the Company after January 1, 2006.

Benefits for those eligible under the Retirement Plan consist of a fixed benefit, which is designed to provide a retirement income at age 65 of 43.5% of a participant’s average monthly compensation, less 18% of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 years of service. Average monthly compensation is defined as the average of the five consecutive highest years’ cash compensation during the last ten years of service, divided by sixty. The Retirement Plan defines eligible cash compensation as base salary, holiday pay, income earned outside of the United States but paid in the United States, annual bonus, CEO award, sales incentive, area differential, short-term disability payments, vacation pay, paid out accrued vacation, deferrals made under a cash or deferred agreement under Code Section 401(k), contributions to a plan established under Code Section 125, and transit and parking reimbursements made under Code Section 132. Benefits under the Retirement Plan vest upon five years of benefit service.

Normal retirement age is defined as age 65 or age 62 with at least 30 years of service. Early retirement is available to participants age 55 or older with 5 years of vesting service. The monthly amount of a participant’s benefit when retiring prior to age 65, or age 62 with less than 30 years of benefit service, will be reduced by one-half of one percent (0.5%) for each month by which a participant’s pension benefit is to begin prior to the participant turning age 65. If a participant continues in employment with the Company after his normal retirement date, payment of the benefit shall be suspended for each calendar month during which the participant continues employment.

The default form of pension benefit is a single life annuity that provides a monthly benefit for the life of the participant. A participant may elect an optional form of payment. The optional forms available are survivor annuity form or a term certain form. A survivor annuity form is an annuity that is payable monthly to and for the lifetime of the participant with a survivor annuity that is payable monthly after the participant dies to and for the lifetime of a participant’s designated joint annuitant in an amount equal to 50%, 66 2/3%, 75% or 100% (as elected by the participant) of the amount payable during the joint lives of the participant and the designated joint annuitant. The value of the amounts payable in the survivor annuity form shall be actuarially equivalent to the value of the amounts payable in the single life annuity form. Term certain form is a form of annuity that is payable monthly to and for the lifetime of the participant or, if longer, for 120 or 180 months, as elected by the participant before the participant’s pension is to begin.

Graco Inc. Restoration Plan (2005 Statement)

Because the Internal Revenue Code limits the pension benefits that can be accrued under a tax-qualified defined benefit pension plan, we have established the Graco Inc. Restoration Plan (the “Restoration Plan”). This plan is a nonqualified excess benefit plan, designed to provide retirement benefits to eligible executives and other highly compensated employees as a replacement for the retirement benefits limited under the Retirement Plan by operation of Section 415 and Section 401(a)(17) of the Code or who have experienced a reduction in benefits due to participant contributions to the Graco Deferred Compensation Plan. The Restoration Plan provides comparable level retirement benefits as a percentage of compensation as those provided to other employees.

An employee who is a participant in the Retirement Plan and who has experienced a legislative reduction in benefits under the Retirement Plan due to limitations imposed by Section 415 of the Code, Section 401(a)(17) of the Code, or who has experienced a reduction in benefits due to participant contributions to the Graco Deferred Compensation Plan (2005 Restatement), and is selected for participation, is eligible to participate in the Restoration Plan.

Benefits under the Restoration Plan supplement the benefits under the Retirement Plan. The Restoration Plan will pay to a participant as a benefit the amount by which the benefit under the Retirement Plan is exceeded by the benefit to which the participant would have been entitled under the Retirement Plan if the benefit limitations under Section 415 of the Code and the compensation limitations of Section 401(a)(17) of the Code did not apply. The Restoration Plan provides for several default forms of distribution. If the participant is single at the time distribution of a participant’s benefit is to commence, the participant’s benefit is to be paid in a single life annuity. If the participant is married at the time distribution of a participant’s benefit is to commence, a participant’s benefit is to be paid in the form of a joint and survivor annuity. The joint and survivor annuity will be paid over the life of the participant and the participant’s spouse, with a reduced annuity paid to the survivor after the death of the participant or the participant’s spouse. Alternatively, a participant may elect any of the distribution options available under the Retirement Plan or a lump sum option. A participant may elect to change the form of distribution to one of the optional forms of distribution. If the participant’s form of payment prior to electing one of the alternate forms is an annuity and the alternate form elected is an actuarially equivalent annuity, the benefit will commence on the same date that the benefit would have been paid but for the election to change the form. If a participant wishes to elect the lump sum option or any option which does not meet the conditions listed above, the election will not take effect until the date that is twelve months after the date on which the participant made the election, and the distribution will be delayed for at least five years after the distribution would have otherwise been made absent the election unless the participant elected a lump sum for the prospective benefits earned after December 31, 2010.

Graco Inc. 2015 Proxy Statement

A participant’s benefit will commence on the first day of the month after the later of: (i) the date the participant attains age 62; or (ii) the participant separates from service. In the case of a distribution to a specified employee (as defined in Section 409A of the Code), where commencement is based on the specified employee’s separation from service, the date that the distribution will commence will be the first day of the month following the date that is six months after the specified employee’s separation from service.

If the value of a participant’s benefit under the Restoration Plan is $10,000 or less as of the date the benefit of a participant is to commence, the benefit will be paid in a single lump sum. There is no cap on the maximum benefits under the Restoration Plan.

The actuarial present values of accumulated benefits as of December 26, 2014 for both the Retirement Plan and Restoration Plan are reflected in the Present Value of Accumulated Benefit column of the Pension Benefits table below. The actuarial present values are based on the valuation method and the assumptions applied in the calculations referenced in footnote 1 to the Pension Benefits table.

Pension Benefits at 2014 Fiscal Year End

Name	Plan Name	Years Credited Service (#)	Present Value of Accumulated Benefit(1,2) ($)	Payments During Last Fiscal Year ($)
Patrick J. McHale	Graco Employee Retirement Plan (1991 Restatement)	25.1	840,000	—
	Graco Inc. Restoration Plan (2005 Statement)	25.1	4,523,000	—
James A. Graner	Graco Employee Retirement Plan (1991 Restatement)	40.8	1,501,000	—
	Graco Inc. Restoration Plan (2005 Statement)	40.8	2,879,000	—
Dale D. Johnson(3)	Graco Employee Retirement Plan (1991 Restatement)	38.9	1,693,000	—
	Graco Inc. Restoration Plan (2005 Statement)	38.9	2,533,000	—
Mark W. Sheahan	Graco Employee Retirement Plan (1991 Restatement)	19.3	573,000	—
	Graco Inc. Restoration Plan (2005 Statement)	19.3	618,000	—

(1)	For details regarding the assumptions, please refer to the Graco Inc. 2014 Annual Report on Form 10-K, Part II, Item 8 Financial Statements and Supplementary Data.

(2)	Benefits for both the Retirement Plan and the Restoration Plan are based on either age 65 or the earliest date the NEO would receive unreduced benefits. Based on age and credited years of service, Mr. Graner was and Mr. D. Johnson will be eligible for unreduced benefits upon reaching age 62.

(3)	Based on age and credited years of service, Mr. D. Johnson is eligible for early retirement benefits under the Retirement Plan and the Restoration Plan.

Nonqualified Deferred Compensation

The Graco Inc. Deferred Compensation Plan (2005 Statement) (the “Deferred Compensation Plan”) is a nonqualified, unfunded deferred compensation plan intended to meet the requirements of Section 409A of the Code. Our Company has purchased insurance contracts on the lives of certain employees who are eligible to participate in the Restoration Plan and the Deferred Compensation Plan to fund the Company’s liability under these plans. These insurance contracts are held in trust and are available to general creditors in the event of the Company’s insolvency. This plan was adopted following the freezing of the

Graco Inc. 2015 Proxy Statement

Graco Inc. Deferred Compensation Plan (1992 Restatement) (the “1992 Deferred Compensation Plan”) effective December 31, 2004. Only a select group of management and highly compensated employees are eligible to participate in the Deferred Compensation Plan.

A participant in the Deferred Compensation Plan may elect to defer 1% to 50% of his or her base salary or advance sales incentive and/or 1% to 100% of his or her annual bonus and year-end sales incentive award. The Deferred Compensation Plan uses measurement funds to value the performance of the participants’ accounts. Participants can select one or more measurement funds and allocate their accounts in whole percentages. Participants have the ability to change their measurement funds on a daily basis. Participants are fully vested in the funds credited to their account at all times.

Upon enrollment in the Deferred Compensation Plan, the participant elects the year distributions are to begin and the form of distribution. The participant may elect a one-time change to the year in which the distribution is to begin. A change will delay the first distribution date for at least five years after the date the distributions would have begun under the original election. Participants have the ability to select between the following distribution forms: lump sum or annual installments for five, ten or fifteen years. In the event of a separation from service, the account will be distributed as soon as administratively possible in the January next following the date of separation from service. For a specified employee (as defined by Code Section 409A) distributions where the timing of the distribution is based on a separation from service, the date of distribution will be the first of the month following the date that is six months after the date the specified employee separated from service.

Effective December 31, 2004, Graco froze the 1992 Deferred Compensation Plan. A participant in the 1992 Deferred Compensation Plan could have deferred 1% to 25% of his or her base salary or advance sales incentive and/or 1% to 50% of his or her annual bonus and year-end sales incentive award. The 1992 Deferred Compensation Plan was amended August 1, 2007 to use the same measurement funds as provided for in the Deferred Compensation Plan.

A participant in the 1992 Deferred Compensation Plan is eligible for distribution upon his or her retirement on or after the date the participant attains age 55 and completes at least five years of service. The monthly amount of a participant’s benefit will be determined by dividing his or her account balance by the number of months of the payout period that was irrevocably selected by the participant upon enrollment or the number of months necessary to provide a minimum monthly payment of $1,000.

As of December 26, 2014, no executive officers were contributing to the Deferred Compensation Plan.

Graco Inc. 2015 Proxy Statement

Nonqualified Deferred Compensation at 2014 Fiscal Year End

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James A. Graner(2)	0(2)	—	6,460	—	374,539

(1)	The measurement funds available under the Deferred Compensation Plan, and their annualized returns as of December 26, 2014, were as follows:

Fund	Asset Category	Ticker	Rate of Return (%)
American Beacon Large Cap Value-Inst	Large Value Fund	AADEX	10.57
American Funds EuroPacific Growth- R4	Foreign Large Blend	REREX	-2.66
T. Rowe Price Institutional Large Cap Growth	Large Growth Equity	TRLGX	8.73
DFA US Small Cap Value-Inst	Small Value	DFSVX	3.49
Vanguard Institutional Index	Large Blend	VINIX	13.66
Vanguard Small-Cap Index Inv	Small Blend	NAESX	7.37
Vanguard Total Bond Market Index-Inv	Intermediate Bond	VBMFX	5.76
JPMCB Stable Asset Income Fund-Select	Stable Value	N/A	1.42
BlackRock Total Return	Intermediate Bond	MPHQX	8.18
GMO Benchmark-Free Allocation Series-R6	World Allocation	GBMRX	1.03
DFA International Small Company-Inst	Foreign Small/Mid Value	DFISX	-6.31
William Blair Small-Mid Cap Growth	Mid-Cap Growth	WSMDX	8.62

(2)	Mr. Graner did not contribute to the Deferred Compensation Plan during 2014 and has not since inception of this Plan. Mr. Graner is a participant in the 1992 Deferred Compensation Plan only. Any contributions would have been reported as salary or bonus in the year earned. The Company has never made any contributions to Mr. Graner’s account and he has never received any earnings on deferred compensation that are above-market or preferential.

CEO Succession Planning

Our Board is responsible for reviewing and approving, upon recommendation of the Management Organization and Compensation Committee, management’s succession plan for key executive positions and for establishing a succession plan for our CEO position. Our Management Organization and Compensation Committee is responsible for reviewing and making recommendations to the Board on the executive management organization. Annually, our CEO, together with our Vice President HR, present to our Board an overview of our talent management program and processes, including the identification of key individuals, their readiness for certain executive positions, and development actions to be taken to prepare them for these positions over a period of time. In addition, our Board annually reviews and discusses succession planning for our CEO position. In doing so, the Board considers our Company’s current and future business and leadership needs, the identification of candidates who may be able to serve as our principal executive officer in an emergency, the development of potential candidates who may be able to serve as our principal executive officer in the longer-term, and progress made by those potential candidates in their development over the past year. Our Board has access to senior executives and key managers from time to time through presentations to the full Board and one-on-one meetings with individual directors.

Graco Inc. 2015 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares that may be issued under our Company’s various stock option and purchase plans as of December 26, 2014:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,915,512	$44.77	7,124,545
Equity compensation plans not approved by security holders(1)	59,350	$40.49	—
Total	4,974,862	$44.72	7,124,545

(1)	The Company has maintained one plan that did not require approval by shareholders. The Graco Inc. Employee Stock Incentive Plan (“ESIP”) is a broad-based plan designed to offer employees who are not officers of the Company the opportunity to acquire Graco stock. Under this plan, the option price is the market price on the date of the grant. Options become exercisable at such time and in such installments as the Company shall determine, and expire ten years from the date of the grant. Authorized shares remaining under the ESIP were cancelled as of April 21, 2006, with future grants to be made under the Graco Inc. Amended and Restated Stock Incentive Plan (2006) or the Graco Inc. 2010 Stock Incentive Plan.

BENEFICIAL OWNERSHIP OF SHARES

Director and Executive Officer Beneficial Ownership

The following information, furnished as of February 23, 2015, indicates beneficial ownership of the common shares of our Company by each director, each nominee for election as director, the Named Executive Officers and by all current directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1,2)	Percent of Common Stock Outstanding(3)	Phantom Stock Units(2)
William J. Carroll(4)	66,222	—	15,366
Eric P. Etchart	22,590	—	—
Jack W. Eugster	65,400	—	13,755
J. Kevin Gilligan	36,767	—	21,785
James A. Graner(5)	283,228	—	—
Dale D. Johnson(5)	240,467	—	—
Jeffrey P. Johnson	115,780	—	—
Patrick J. McHale(5, 6)	1,010,503	1.69%	—
Lee R. Mitau	104,604	—	49,238
Martha A. Morfitt	102,600	—	28,214
Mark W. Sheahan(5)(7)	140,908	—	—
R. William Van Sant	42,900	—	17,184
All current directors and executive officers as a group (22 persons)(4, 5, 6, 7)	3,336,387	5.42%

(1)	Includes shares which the non-employee directors and executive officers have a right, as of April 24, 2015, to acquire beneficial ownership of upon the exercise of vested stock options, in the following amounts: Mr. Carroll (37,200 shares), Mr. Etchart (17,100 shares), Mr. Eugster (49,400 shares), Mr. Gilligan (21,400 shares), Mr. Graner (221,877 shares), Mr. D. Johnson (196,540 shares), Mr. J. Johnson (106,040 shares), Mr. McHale (914,762 shares), Mr. Mitau (45,800 shares), Ms. Morfitt (32,900 shares), Mr. Sheahan (121,540 shares) and Mr. Van Sant (37,900 shares). The aggregate number of shares which all current non-employee directors and executive officers have the right to acquire by this method is 241,700 and 2,422,633, respectively.

(2)

Beneficial ownership excludes phantom stock units held by each individual non-employee director as of February 23, 2015. Upon termination of the director’s service on the Board, the non-employee director will be paid the balance in his or her deferred stock account through the issuance of Graco shares, either in a lump sum or installments, starting

Graco Inc. 2015 Proxy Statement

January 10 of the year following the separation of the non-employee director from service. The information in the column “Phantom Stock Units” is not required by the rules of the Securities and Exchange Commission because the phantom stock units carry no voting rights and the non-employee director has no right or ability to convert the phantom stock to common stock within 60 days of February 23, 2015. Nevertheless, we believe this information provides a more complete picture of the financial stake our directors have in our Company.

(3)	Less than 1% if no percentage is given.

(4)	Includes 2,960 shares held in trusts for the benefit of four of Mr. Carroll’s grandchildren. Mr. Carroll’s spouse is the trustee of the trusts.

(5)	Includes 11,096 shares which are held indirectly through the Graco Employee Stock Ownership Plan. Shares are held by the Named Executive Officers in the following amounts: Mr. Graner (3,412 shares), Mr. D. Johnson (2,727 shares), Mr. McHale (1,824 shares) and Mr. Sheahan (423 shares). The balance of the 11,096 shares is held by other executive officers. The NEOs have voting and investment power over their respective shares.

(6)	Includes 18,828 shares held by The Graco Foundation, as to which Mr. McHale and certain other executive officers share voting and investment power as directors. Mr. McHale and such other executive officers disclaim beneficial ownership of these shares.

(7)	Includes 964 shares held by Mr. Sheahan’s spouse.

Principal Shareholder Beneficial Ownership

The following table identifies each person or group known to our Company to beneficially own, as of December 31, 2014, more than 5% of the outstanding common stock of the Company, the only class of security entitled to vote at the Meeting:

Name and Address of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	4,074,242(2)	6.85%
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10022	3,494,123(3)	5.9%
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	3,466,502(4)	5.8%

(1)	Based on information of beneficial ownership as of December 31, 2014, included in a Schedule 13G or 13G/A filed by each shareholder on or before February 12, 2015.

(2)	The Vanguard Group has sole voting power over 40,330 shares, shared voting power over 0 shares, sole dispositive power over 4,039,012 shares and shared dispositive power over 35,230 shares.

(3)	Black Rock, Inc. has sole voting power over 3,325,179 shares, shared voting power over 0 shares, sole dispositive power over all 3,494,123 shares and shared dispositive power over 0 shares.

(4)	T. Rowe Price Associates, Inc. has sole voting power over 724,703 shares, shared voting power over 0 shares, sole dispositive power over all 3,466,502 shares and shared dispositive power over 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our Company’s executive officers, directors, and 10% shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company’s securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

Graco Inc. 2015 Proxy Statement

Based upon its review of the reports and any amendments made thereto furnished to our Company, or written representations that no reports were required, management believes that all reports were filed on a timely basis by reporting persons during and with respect to 2014.

RELATED PERSON TRANSACTION APPROVAL POLICY

In February 2007, our Board of Directors adopted a written related person transaction approval policy which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy, as amended from time to time, applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our Company is a participant and in which a related person has a direct or indirect interest, other than the following:

•	Payment of compensation by our Company to a related person for the related person’s service to our Company in the capacity or capacities that give rise to the person’s status as a “related person”; and

•	Transactions generally available to all employees or all shareholders of our Company on the same terms.

The Audit Committee of our Board of Directors must approve any related person transaction subject to this policy before commencement of the related person transaction or, if it is not practicable to approve the transaction before commencement, the transaction will be submitted to the Audit Committee or Chair of the Audit Committee for ratification as soon as possible. The Audit Committee or its Chair will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a related person transaction:

•	The benefits to our Company;

•	The impact on a director’s independence;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction and whether they are fair to our Company;

•	Whether the terms are available to unrelated third parties or to employees generally;

•	Whether the transaction is material to the Company; and

•	The role that the related person played, if any, in arranging the transaction.

The Audit Committee or its Chair may, in its, his or her sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our Company and the related person following certain procedures designated by the Audit Committee or its Chair.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors of our Company is set at eight. There are currently eight directors. The directors are divided into three classes, each class being as equal in number as reasonably possible. Vacancies may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen are subject to election by the shareholders at the next Annual Meeting of Shareholders. Directors elected at an Annual Meeting of Shareholders to succeed directors whose terms expire are elected for three-year terms. Once elected, all directors are subject to the standards set forth in our Corporate Governance Guidelines, which include, among others, the requirement to tender the director’s resignation if his or her employment status significantly changes, and the requirement to resign from the Board effective as of the date of the Annual Meeting of Shareholders next following the director’s 75th birthday unless the director has current, substantial engagement in business activities that require skills relevant to Graco’s business and useful to the Board. At the Meeting, three persons will be nominated for election to our Board of Directors.

Upon recommendation of the Governance Committee, which acts as the nominating committee of the Board, the Board has nominated William J. Carroll, Jack W. Eugster and R. William Van Sant for three-year terms expiring in the year 2018. Mr. Carroll, Mr. Eugster and Mr. Van Sant, whose current terms expire at the Meeting, have previously been elected as directors by

Graco Inc. 2015 Proxy Statement

the shareholders of our Company. For additional information about the nominees, please see the “Nominees and Continuing Directors” section of this Proxy Statement beginning on page 5.

Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director nominee must receive the vote of a majority of the votes cast at the Meeting in order to be elected. In the event that an incumbent director does not receive a majority of the votes cast, our Corporate Governance Guidelines require that the director promptly offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the offer. The Board, taking into account the recommendation of the Governance Committee, will decide whether to accept or reject the offer, and will publicly disclose its decision and the rationale behind it within 90 days after the date of the election. Unless the Board reduces the number of directors, your proxy will be voted to elect any replacement nominee designated by the Board in the event that a nominee is unable or unwilling to serve.

The Board of Directors, upon recommendation of the Governance Committee, recommends that shareholders vote FOR the election of Messrs. Carroll, Eugster and Van Sant to terms expiring in 2018.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has acted as the independent registered public accounting firm for our Company since 1962. The Audit Committee of the Board, which has selected Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2015, recommends ratification of the selection by the shareholders. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent auditors will be reconsidered by the Audit Committee. A representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement if so desired and will be available to respond to any shareholder questions.

The Audit Committee of the Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2015.

PROPOSAL 3

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

The Company is providing shareholders with an advisory, non-binding vote on the executive compensation of the Named Executive Officers (commonly referred to as a “say on pay”). Accordingly, shareholders will vote on approval of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Management Organization and Compensation Committee expect to take the outcome of the vote into account when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under the Compensation Discussion and Analysis section of this Proxy Statement, our compensation programs are designed to achieve the Company’s goal of attracting, developing and retaining global business leaders who can drive financial and strategic growth objectives that are intended to build long-term shareholder value. Our executive compensation framework includes the following elements:

•	Competitive compensation as compared against manufacturing companies of comparable sales volume and financial performance;
•	All elements of compensation are tied to the performance of the Company, a division, a region and/or the performance of the individual executive officer;
•	Appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term;
•	Long-term incentives that align the interests of executive officers with the long-term interests of shareholders; and
•	Compensation designed to reduce the possibility of excessive risk-taking, such as through our stock holding policy and recoupment policy.

Graco Inc. 2015 Proxy Statement

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure to better understand the compensation of our Named Executive Officers.

The Board of Directors, upon recommendation of the Management Organization and Compensation Committee, recommends that shareholders vote FOR approval, on an advisory basis, of the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4

APPROVAL OF THE

GRACO INC. 2015 STOCK INCENTIVE PLAN

Introduction

On February 13, 2015, the Company’s Board of Directors approved the 2015 Stock Incentive Plan (the “2015 Plan”) upon recommendation of the Management Organization and Compensation Committee. The new 2015 Plan provides for issuance of up to 3,500,000 shares of Graco common stock. Upon shareholder approval of the 2015 Plan, no further awards will be granted under the Graco Inc. 2010 Stock Incentive Plan (the “Current Plan”), which is the plan currently used to grant equity-based awards to employees and non-employee directors. Instead, all future grants of equity-based awards to the Company’s employees and non-employee directors will be made under the 2015 Plan.

The Current Plan was originally adopted in 2010 and provides for issuance of an aggregate of 5,100,000 shares of Graco common stock. As of February 23, 2015, 1,535,562 shares of Graco common stock remained available for issuance under the Current Plan. Except as described below, the 2015 Plan operates in a manner substantially similar to the Current Plan.

Shareholder approval of the 2015 Plan is necessary in order for the Company to satisfy the shareholder approval requirements of the New York Stock Exchange, satisfy the requirement that shareholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and permit the grant of incentive stock options.

Key Features of the 2015 Plan Proposal

—	Substantive Terms Similar to Current Plan - The key terms of the 2015 Plan are substantially similar to the terms of the Current Plan approved by the Company’s shareholders at the 2010 Annual Meeting, which was approved by holders of over 85% of the shares that voted on that proposal. The differences between the 2015 Plan and the Current Plan are described below.

—	Independent Administration - The 2015 Plan is administered by the Management Organization and Compensation Committee, which consists solely of independent directors.

—	Fungible Share Pool Values Full Value Awards at Higher Ratio - All full value awards (awards other than stock options and stock appreciation rights) shall be counted as three shares against the total shares authorized for issuance under the 2015 Plan.

—	No Liberal Share Recycling - The 2015 Plan does not permit “liberal” share counting for full value awards, stock options or stock appreciation rights.

—	Repricing Prohibited - The 2015 Plan prohibits the repricing of options or stock appreciation rights without shareholder approval, whether effected through amendment, cancellation, replacement grant or cash buyout.

—	No In-the-Money Option or Stock Appreciation Right Grants - All stock options and stock appreciation rights must be granted with an exercise or strike price at least equal to the fair market value of a share of the Company’s common stock on the date of grant.

The Company’s Philosophy on Equity Compensation

For many years, Graco’s management has believed strongly that a more performance-oriented culture would create shareholder value. As a result, a number of programs were put in place to expand employee stock ownership and directly tie the Company’s stock performance to employee compensation. In addition to the Current Plan and predecessor stock incentive plans, the

Graco Inc. 2015 Proxy Statement

Company sponsors the Graco Inc. Employee Stock Purchase Plan, which promotes employee stock ownership at all levels of Graco.

The Board believes that over the years, the Company’s stock option plans have contributed to Graco’s success in attracting and retaining skilled management personnel, as well as aligning the interests of management and employees with the interests of shareholders. The Company believes this performance-based culture has contributed to the Company’s strong financial performance and increased shareholder value. The Company’s relative recent financial performance is reflected in the fact that, as of December 31, 2014, the Company’s one-year total shareholder return is in the top half of its Global Industry Classification Group. As of December 31, 2014, the cumulative total shareholder return of the Company over at least the last five years has outperformed the Dow Jones Industrial Machinery Index. The closing market price per share of Graco common stock as of February 23, 2015 was $75.67.

The Board strongly believes that the Company’s stock programs, including the Current Plan, have been integral to the Company’s success in the past and will be important to the Company’s ability to achieve consistently superior performance in the years ahead. Therefore, approval of the new 2015 Plan that will replace the Current Plan going forward is an important factor in motivating management and employees to achieve future growth plans.

Impact on Shareholder Dilution

Share usage from stock plans has not translated into net shareholder dilution because the Company has a long-standing practice of opportunistically buying back more shares than the compensation shares issued. The Company’s stock repurchases have historically served to mitigate the dilution from equity-based compensation programs, and the Company expects similar repurchase activity in the future.

Since the Current Plan was last approved by shareholders in 2010, the Company has issued approximately 29,000 shares of restricted stock, 304,336 shares upon exercise of stock options and 33,071 shares to non-employee directors in lieu of cash compensation. As of February 23, 2015, 3,172,631 shares were reserved for issuance upon exercise of outstanding options and 1,535,562 shares remained available for future awards under the Current Plan. The Current Plan will cease to be available for future grants following approval of the 2015 Plan.

The Board monitors the potential shareholder dilution and “overhang” represented by outstanding employee equity awards and shares available for future grant. Based on the approximate number of shares outstanding on the record date, the Company’s fully-diluted overhang as of February 23, 2015, is stated below. This ratio assumes that this proposal is approved by shareholders. The Board believes that this rate is in line with Graco’s peer group of companies.

Fully-Diluted Overhang =	Outstanding Awards + Shares Available for Grant	10.6%
Common Shares Outstanding + Outstanding Awards
+ Shares Available for Grant

In addition to reviewing the Company’s overhang, the Board also considers the Company’s “burn rate.” The Company’s burn rate is calculated as the number of shares underlying stock options granted during a year under the Current Plan, divided by the number of weighted average common shares outstanding at the end of the year. The three-year average burn rate for the three-year period ended December 26, 2014, which is the average of the burn rates in each of the last three years, was approximately 1.2 percent.

Based on current plans for granting equity compensation, which are consistent with past practices under both the Current Plan and the 2015 Plan, the Board expects that the 3,500,000 shares authorized for issuance under the 2015 Plan will allow the Company to continue granting equity compensation for approximately four to five years. As a result of the Company’s ongoing share repurchase program, the Board believes that the net impact on shareholder dilution will not be significant.

Changes from Current Plan

The proposed 2015 Plan is similar to the Current Plan, but includes the following changes:

—	Increase Ratio for Counting Full Value Awards - Increases the rate at which full value awards are counted against the shares available under the 2015 Plan to three shares for each share subject to a full value award, up from two shares under the Current Plan.

—	Incorporate Minimum Vesting Periods - Incorporates a minimum vesting period of three years for service-based awards and a minimum performance period of one year for performance-based awards, subject, in each case, to certain limited exceptions.

Graco Inc. 2015 Proxy Statement

—	Prohibit Unrestricted Dividend Equivalents on Performance-Based Awards - Clarifies that any dividend equivalents issued with respect to performance-based full value awards shall be subject to the same vesting conditions and restrictions as the underlying awards, while also preserving a restriction on granting dividend equivalents with respect to stock options and stock appreciation rights.

—	Maximize Flexibility of Performance Measures under Section 162(m) - Maximizes the flexibility in setting any performance-based goals under awards intended to qualify as performance-based compensation under Section 162(m) of the Code to permit maximum flexibility in designing the performance criteria, including by using relative measures, defining measures as a growth rate or change from preceding periods or as a comparison to the performance of specified companies, indices or other external measures, and measuring the performance of the whole company, an affiliate, division or business unit.

—	Incorporate Any “Clawback” Policy Adopted by the Board - Subjects awards granted under the 2015 Plan to any “clawback” policy that may be adopted by the Board or the Management Organization and Compensation Committee from time to time to comply with applicable rules or listing standards.

The proposed 2015 Plan also includes certain administrative or clarifying changes, such as provisions aiding in compliance with Section 409A of the Code.

Key Features of the 2015 Plan

A summary of the 2015 Plan appears below and the full text of the 2015 Plan is set forth as Appendix A to this Proxy Statement. The 2015 Plan has been designed so that certain awards made under the plan may satisfy the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation. In addition, it is intended that the 2015 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code.

Shares/Stock

—	Graco Inc. common stock, par value $1.00 per share.

Eligibility

—	Any employee, officer or non-employee director of Graco or any of its affiliates, or any consultant or independent contractor providing services to Graco or any of its affiliates whom the Management Organization and Compensation Committee determines to be eligible. Currently, there are approximately 2,300 persons employed by or providing services to Graco who would be eligible to receive awards under the 2015 Plan, including our seven non-employee directors.

Awards

—	Any option, stock appreciation right, restricted stock, restricted stock unit, performance award, or other stock-based award.

Term

—	The 2015 Plan will expire on April 24, 2025, unless earlier terminated by the Board of Directors.

Option Exercise Price

—	Not less than 100 percent of the fair market value of a share on the date of grant, except in the case of limited substitute awards.

—	Fair market value is the last sale price of Graco common stock as reported by the New York Stock Exchange on the business day immediately preceding the date upon which fair market value is being determined.

Number of Shares Authorized

—	3,500,000 shares.

Graco Inc. 2015 Proxy Statement

—	Shares subject to full value awards, such as restricted stock, restricted stock units and performance awards, shall be counted as three shares against the total shares authorized, and shares subject to stock options and stock appreciation rights shall be counted as one share against the total shares authorized.

—	Shares subject to awards outstanding under the 2015 Plan, or the Current Plan as of the date of shareholder approval of the 2015 Plan, that are cancelled, forfeited, expired or settled for cash shall become available under the 2015 Plan at the same ratio by which the number of shares available under the applicable plan was originally decreased upon the grant of such awards.

Summary of the 2015 Plan

All employees, officers and non-employee directors of Graco and its affiliates, and any consultant or independent contractor providing services to Graco or any of its affiliates whom the Management Organization and Compensation Committee determines to be eligible, are eligible to receive awards under the 2015 Plan at the discretion of the Management Organization and Compensation Committee of the Board of Directors. The Management Organization and Compensation Committee is composed solely of non-employee directors within the meaning of the Securities Exchange Act of 1934, outside directors within the meaning of Section 162(m) of the Code and independent directors within the meaning of the rules and regulations of the New York Stock Exchange.

The Management Organization and Compensation Committee has the power to designate persons eligible for awards under the 2015 Plan, interpret and administer the 2015 Plan and any award agreement, establish rules as deemed appropriate for the administration of the 2015 Plan and, subject to the provisions of the 2015 Plan and to applicable law, determine, among other things:

—	The type of award and number of shares covered by each award, provided that the term of any option or stock appreciation right cannot exceed ten years.

—	The terms and conditions of any award or award agreement.

—	The terms of exercise of any award.

Awards granted under the 2015 Plan subject to service-based vesting conditions shall have a minimum vesting period of at least three years and awards subject to performance-based vesting conditions shall have a minimum performance period of at least one year. However, these minimum periods shall not apply in the case of a change in control or termination of employment due to death or disability or to awards made in payment of other earned compensation or awards involving an aggregate number of shares not in excess of 5 percent of the total number of shares available for issuance under the 2015 Plan.

The Management Organization and Compensation Committee may also amend or waive the terms and conditions of an outstanding award, but may not adjust or amend the exercise price of any outstanding stock option or stock appreciation right, except in the case of a stock split or other recapitalization. The Management Organization and Compensation Committee may delegate some or all of its authority under the 2015 Plan to the Chief Executive Officer of the Company for purposes of designating, determining and administering awards to employees who are not officers or directors of the Company. The Chief Executive Officer may, in turn, delegate such authority to other executive officers of the Company.

The aggregate number of shares of common stock that may be issued under all awards made under the 2015 Plan will be 3,500,000. Shares subject to full value awards shall be counted as three shares against the total shares authorized. Shares subject to awards that are cancelled, forfeited, expired or settled for cash shall become available under the 2015 Plan at the same ratio by which the number of shares available under the applicable plan was originally decreased upon the grant of such awards; however, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the award upon its exercise shall not again become available for issuance. The shares of common stock covered by the 2015 Plan are authorized but unissued shares.

In the event that the Management Organization and Compensation Committee determines that a dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, affects Graco common stock such that an adjustment is deemed to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the 2015 Plan, the Management Organization and Compensation Committee shall make such adjustments as it deems equitable.

No person eligible for awards under the 2015 Plan may, in any calendar year, be granted stock options and any other award, the value of which is based solely on an increase in the price of Graco common stock, relating to more than 450,000 shares. In

Graco Inc. 2015 Proxy Statement

addition, no person may, in any calendar year, be granted awards denominated in cash in excess of $3,000,000 or full value awards for more than 250,000 shares of Graco common stock if such awards are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be conditioned upon the achievement of performance goals based on or more of the following performance targets: stock price, net sales, net earnings, pre-tax earnings, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, operating cash flow, free cash flow, cash flow from operations, return on equity, return on assets, return on invested capital, expenses, earnings per share or total shareholder return, all as computed in accordance with generally accepted accounting principles or on an adjusted non-GAAP basis using one or more objectively determinable adjustments. Performance goals may be expressed in absolute amounts, on a per share basis, relative to one or more other measures, as a growth rate or change from preceding periods or as a comparison to the performance of specified companies, indices or other external measures and may relate to the whole company, an affiliate, division or business unit.

Transfer of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Subject to the provisions of the 2015 Plan or an award agreement, the Management Organization and Compensation Committee may not amend any outstanding award agreement without the participant’s consent, if the action would adversely affect the participant’s rights unless necessary to comply with applicable laws or listing standards.

The Board of Directors may amend or terminate the 2015 Plan, at any time, except that prior shareholder approval will be required for any amendment to the 2015 Plan that:

—	Requires shareholder approval under the rules or regulations of any stock exchange that are applicable to the Company,

—	Permits repricing of outstanding stock options or stock appreciation rights granted under the 2015 Plan, except in the case of a stock split or other recapitalization,

—	Increases the number of shares authorized under the 2015 Plan,

—	Permits the award of stock options or stock appreciation rights under the 2015 Plan with an exercise price less than 100% of the fair market value of share of common stock as defined in the 2015 Plan, or

—	Without shareholder approval, would cause the Company to be unable, under the Code, to grant incentive stock options under the 2015 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2015 Plan.

Option or Stock Appreciation Right

Grant

The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise

Incentive Stock Option - The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Nonqualified Stock Option - Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount.

Stock Appreciation Right

Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any

Graco Inc. 2015 Proxy Statement

shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company.

Disposition

The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other Than Options or Stock Appreciation Rights

With respect to other awards granted under the 2015 Plan that are payable either in cash or shares of common stock that are either transferable or not subject to a substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount.

With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to a substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Delivery of Shares to Satisfy Tax Obligation

Under the 2015 Plan, the Management Organization and Compensation Committee may permit participants, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy the minimum federal and state tax obligations due upon exercise, receipt, vesting or settlement of an award.

New Plan Benefits

No awards or other benefits have been granted, awarded or received under the 2015 Plan that are subject to shareholder approval of the 2015 Plan. The Management Organization and Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2015 Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants under the 2015 Plan if shareholders approve the plan; however, the equity awards granted to our executive officers under the Current Plan in the last completed fiscal year are described in the Grants of Plan-Based Awards in 2014 table above.

The Board of Directors, upon recommendation of the Management Organization and Compensation Committee, recommends that shareholders vote FOR approval of the 2015 Plan.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN THE YEAR 2016

Any shareholders wishing to have a matter considered for inclusion in the proxy statement for the Annual Meeting in the year 2016 must submit such proposal in writing to the Secretary of the Company at the address shown on page 1 of this Proxy Statement no later than November 12, 2015.

Any shareholder proposal for the Annual Meeting in year 2016 not included in the Proxy Statement must be submitted by written notice to the Secretary of the Company by January 25, 2016 to be considered.

Graco Inc. 2015 Proxy Statement

OTHER MATTERS

Our Board is not aware of any matter, other than those stated above, which will or may properly be presented for action at the Annual Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the available form of proxy to vote the shares represented by such proxies in accordance with their best judgment.

For the Board of Directors,

Karen Park Gallivan

Secretary

Dated March 11, 2015

Graco Inc. 2015 Proxy Statement

APPENDIX A

GRACO INC.

2015 STOCK INCENTIVE PLAN

Section 1. Purpose; Effect on Prior Plans.

(a)        Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, non-employee Directors and other service providers capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to provide such persons with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

(b)        Effect on Prior Plans. On and after the effective date of this Plan as provided in Section 10, no additional awards shall be granted under the Graco Inc. 2010 Stock Incentive Plan (the “Prior Plan”) and all outstanding awards granted under the Prior Plan prior to the effective date of this Plan shall remain outstanding in accordance with the terms thereof.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)        “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)        “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)        “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)        “Board” shall mean the Board of Directors of the Company.

(e)        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)        “Committee” shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than two Directors, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3, an “outside director” within the meaning of Section 162(m) of the Code, and an independent director within the meaning of the rules and regulations of the principal national exchange upon which the Shares are then traded. The Company expects to have the Plan administered in accordance with requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)        “Company” shall mean Graco Inc., a Minnesota corporation, and any successor corporation.

(h)        “Covered Employee” means a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code).

(i)        “Director” shall mean a member of the Board.

(j)        “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(k)        “Eligible Person” shall mean any employee, officer or non-employee Director of the Company or any Affiliate, or any consultant or independent contractor providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(l)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)        “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or

Graco Inc. 2015 Proxy Statement

other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares for purposes of the Plan shall be the last sale price of the Shares as reported on the composite tape by the New York Stock Exchange on the date immediately preceding the date as of which fair market value is being determined or, if there were no sales of Shares reported on the composite tape on such date, on the most recent preceding date on which there were sales.

(n)        “Full Value Award” shall mean an Award other than an Option Award, Stock Appreciation Right Award or Performance Award denominated in cash, and for purposes of Section 4 includes an award under the Prior Plan that is not one of those three forms of award.

(o)        “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(p)        “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(q)        “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r)        “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(s)        “Participant” shall mean an Eligible Person who has been granted an Award under the Plan.

(t)        “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(u)        “Performance-Based Compensation” means an Award to a Covered Employee that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code. Options and Stock Appreciation Rights, as well as certain other Awards conditioned upon achievement of one or more Performance Targets, granted to Covered Employees are intended to be Performance-Based Compensation.

(v)        “Performance Targets” means one or more of the following financial measures established by the Committee for an Award intended to qualify as Performance-Based Compensation: stock price, net sales, net earnings, pre-tax earnings, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, operating cash flow, free cash flow, cash flow from operations, return on equity, return on assets, return on invested capital, expenses, earnings per share or total shareholder return, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements, except as provided in the following sentence. In specifying the performance goals based on any of these financial measures for any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the financial measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements or changes in tax laws or accounting principles. Any performance goal based on one or more of the foregoing financial measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more of the other financial measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division or business unit performance.

(w)        “Person” shall mean any individual, corporation, partnership, association or trust.

(x)        “Plan” shall mean this Graco Inc. 2015 Stock Incentive Plan, as amended from time to time.

(y)        “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(z)        “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa)        “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(bb)        “Shares” shall mean shares of Common Stock, par value $1.00 per share (as may be adjusted from time to time), of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made

Graco Inc. 2015 Proxy Statement

under Section 4(d) of the Plan.

(cc)        “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(dd)        “Substitute Award” shall mean an Award described in Section 3(d).

Section 3. Administration.

(a)        Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, subject to the requirements of Sections 7(b) and (c); (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)        Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

(c)        Awards to Foreign Eligible Persons. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)        Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of such Awards (“Substitute Awards”) may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

(e)        Delegation of Authority. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of designating, determining and administering Awards to Participants who are not officers of the Company, as officer is defined in Section 16 of the Exchange Act and the rules thereunder, or Directors. The Chief Executive Officer may, in turn, delegate such authority to such other executive officer of the Company as the Chief Executive Officer may determine.

Section 4. Shares Available for Awards.

(a)        Shares Available. Subject to adjustment as provided in Sections 4(c) and 4(d) of the Plan, the aggregate number of Shares which may be the subject of Awards and issued under the Plan shall be 3,500,000. Shares to be issued under the Plan will be authorized but unissued Shares. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 3,500,000, subject to adjustment as provided in the Plan and subject to

Graco Inc. 2015 Proxy Statement

the provisions of Section 422 or 424 of the Code or any successor provision.

(b)        Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares subject to such Award or to which such Award relates shall be counted on the date of grant of such Award against the Plan’s share reserve specified in Section 4(a). In determining the number of Shares to be counted against this share reserve in connection with any Award, (i) Shares that are subject to Option or Stock Appreciation Right Awards shall be counted as one Share for every one Share granted; (ii) Shares that are subject to Full Value Awards shall be counted as three Shares for every one Share granted; (iii) Shares subject to Substitute Awards shall not be counted against the share reserve; and (iv) where the number of Shares subject to an Award is variable on the date of grant of such Award, the number of Shares to be counted against the Plan’s share reserve prior to the termination, expiration or settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(c)        Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is cancelled or forfeited, expires or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly increased, with such increase based on the same Share ratio by which the applicable share reserve was decreased upon the grant of the applicable Award. The following Shares shall not, however, again become available for Awards or increase the share reserve under Section 4(a): (i) Shares delivered (either actually or by attestation) by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares delivered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(d)        Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards; provided, however, that the number of Shares subject to any Award or to which such Award relates shall always be a whole number.

(e)        Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan during any calendar year, (i) with respect to an Award or Awards, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 450,000 Shares, (ii) denominated in cash in an amount in excess of $3,000,000 if the Awards are intended to qualify as Performance-Based Compensation, and (iii) for more than 250,000 Shares for Full Value Awards if the Awards are intended to qualify as Performance-Based Compensation.

(f)        Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Persons prior to such acquisition or combination.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees),

Graco Inc. 2015 Proxy Statement

and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a)        Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, except in the case of a Substitute Award.

(ii) Option Term. The term of each Option shall be fixed by the Committee, but shall not exceed ten years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)        Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, some lesser amount) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except in the case of a Substitute Award. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. The term of a Stock Appreciation Right shall not exceed ten years.

(c)        Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates; Delivery of Shares. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. After the restrictions lapse or are waived, the legended stock certificates will be returned to the Company (or its transfer agent) for cancellation and an entry reflecting the issuance of the Shares to the Participant without restrictions will be made on the books of the Company (or its transfer agent). In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, thereby evidencing the right to receive Shares, an entry reflecting the issuance of such Shares without restrictions to the holder of the Restricted Stock Units will be made on the books of the Company (or its transfer agent).

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

Graco Inc. 2015 Proxy Statement

(d)        Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)        Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons with respect to Awards (other than Stock Options and Stock Appreciation Rights) under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine, but in all events shall be subject to the same vesting conditions and restrictions as the underlying Awards to which such Dividend Equivalents relate if the vesting and lapse of restrictions with respect to such underlying Awards is based on the satisfaction of specified performance goals or objectives.

(f)        Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreements, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)        General.

(i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Subject to Section 7(c), Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Non-Qualified Stock Options, as hereinafter set forth) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. The Committee may, however, provide in an Award Agreement or by Plan rule that a Non-Qualified Stock Option may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in

Graco Inc. 2015 Proxy Statement

General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof.

(v) Vesting and Term of Awards. The term of each Award shall be for such period as may be determined by the Committee and set forth in the applicable Award Agreement, subject to the term limitations set forth in the Plan. The Committee may provide in an Award Agreement for such vesting conditions and timing as it may determine, subject to the following limitations:

(1)        An Award that vests as the result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date the applicable Award is granted (but permitting pro rata vesting over such vesting period); and

(2)        An Award that vests based on satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply: (i) to Awards made in payment of or exchange for other earned compensation (including performance-based Awards); (ii) upon a change in control (as determined by the Committee); (iii) to termination of employment or other service due to death or disability (as determined by the Committee); (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; and (v) to Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4(a).

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Performance-Based Compensation Provisions. The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, in its sole discretion, may designate whether any Full Value Awards or other Performance Awards to be made to Covered Employees are intended to be Performance-Based Compensation. The vesting of such Awards and the distribution of cash, Shares or other property pursuant thereto, as applicable, will, to the extent required by Section 162(m) of the Code, be conditioned upon the achievement of performance goals based on one or more Performance Targets. Such Performance Targets will be selected and performance goals established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. Following completion of an applicable performance period, the Committee shall certify in writing, in the manner and to the extent required by Section 162(m) of the Code, that the applicable performance goals based on the selected Performance Targets have been met prior to payment of the compensation, and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

(viii) Termination of Employment. A Participant’s employment with or other service to the Company and its Affiliates shall be deemed to have terminated either upon an actual cessation of employment or provision of services or upon the entity by which the Participant is employed or to which the Participant provides services ceasing to be an Affiliate. Except as otherwise provided in any Award Agreement, employment or the provision of services shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Eligible Person capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Eligible Person capacity.

Section 7. Amendment and Termination; Adjustments.

(a)        Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

Graco Inc. 2015 Proxy Statement

(ii) would effect a repricing, as defined in Section 7(c) of the Plan, of Options or Stock Appreciation Rights;

(iii) increases the number of shares authorized under the Plan as specified in Section 4(a);

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan; or

(v) without such shareholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

No termination, suspension, or amendment of the Plan may adversely affect the rights of any holder under a previously granted Award without the holder’s consent, unless such action is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 9(k).

(b)        Amendments to Awards. Subject to the provisions of the Plan, including Section 7(c), the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively, and may unilaterally amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, except that no such action may adversely affect the rights of the holder of such Award without the consent of the holder thereof, unless such action is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 9(k).

(c)        No Repricing of Awards Without Shareholder Approval. Except as provided in Section 4(d), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise or grant price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise or grant price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise or grant price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

(d)        Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise, receipt, vesting or settlement of an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise, receipt, vesting or settlement of such Award with a Fair Market Value equal to the minimum statutory amount of such taxes required to be withheld by the Company, or (b) by delivering to the Company (either actually or by attestation) Shares already held by the Participant with a Fair Market Value equal to the minimum statutory amount of such taxes required to be withheld by the Company. The election, if any, must be made on or before the date that the amount of tax to be withheld is to be determined.

Section 9. General Provisions.

(a)        No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)        Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)        No Rights of Shareholders. Except with respect to Restricted Stock, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares

Graco Inc. 2015 Proxy Statement

issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)        No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e)        No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a non-employee Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)        Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g)        Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)        No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)        No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)        Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)        Compensation Recovery Policy. Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

(l)        Code Section 409A. It is intended that (i) all Awards of Options, Stock Appreciation Rights and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)        If any amount is payable under such Award upon a termination of employment or other service, a termination will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

(2)        If any amount is payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified

Graco Inc. 2015 Proxy Statement

employees will be identified in accordance with the default provisions specified under Code Section 409A.

Section 10. Effective Date of the Plan.

The Plan shall be effective upon approval by the shareholders of the Company at the annual meeting of shareholders of the Company held in 2015.

Section 11. Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan, unless the Plan is terminated earlier pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

Graco Inc. 2015 Proxy Statement

GRACO INC. 88 11TH AVENUE N.E. MINNEAPOLIS, MN 55413-1894

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GGG2015

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Graco Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M81481-P58350	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

GRACO INC.
The Board of Directors recommends that you vote FOR the following:
1. Election of Directors
Nominees		For	Against	Abstain
1a) William J. Carroll		☐	☐	☐
1b) Jack W. Eugster		☐	☐	☐
1c) R. William Van Sant		☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.							☐	☐	☐

3. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in the Proxy Statement.							☐	☐	☐

4. Approval of the Graco Inc. 2015 Stock Incentive Plan.							☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2014 Overview and Annual Report on Form 10-K are available at

www.proxyvote.com.

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M81482-P58350

GRACO INC.

Annual Meeting of Shareholders

April 24, 2015 1:00 p.m. Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick J. McHale and James A. Graner, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Graco Inc., to be held via live webcast at www.virtualshareholdermeeting.com/GGG2015 on Friday, April 24, 2015, at 1:00 p.m. Central Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

If shares are held under the Graco Employee Investment Plan (“Plan”): This proxy provides confidential voting instructions regarding these shares to the Plan Trustee who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on April 21, 2015, to be included in the tabulation to the Plan Trustee. If instructions are not received by that date, or if the instructions are invalid because this proxy is not properly signed and dated, the shares will be voted in accordance with the terms of the Plan Document.

Continued and to be signed on reverse side